Exhibit 10.33

Option, Collaboration and License Agreement

By And Between

Novartis Pharma AG

And

Conatus Pharmaceuticals Inc.

OPTION, COLLABORATION AND LICENSE AGREEMENT

This OPTION, COLLABORATION AND LICENSE AGREEMENT (“Agreement”) is made as of this 19 day of December, 2016 (“Execution Date”), by and between Novartis Pharma AG, a corporation organized and existing under the laws of Switzerland (“Novartis”) and Conatus Pharmaceuticals Inc., a corporation organized and existing under the laws of the State of Delaware, U.S.A. (“Conatus”).  Novartis and Conatus are each referred to individually as a “Party” and together as the “Parties.”

RECITALS

WHEREAS, Conatus owns or controls the Conatus Patents and Conatus Know-How (each as defined below) relating to the Conatus Compounds (as defined below);

WHEREAS, Novartis wishes to obtain, and Conatus wishes to grant to Novartis an Option to obtain the rights to the Conatus Compounds; and

WHEREAS, Novartis, upon exercise of the Option will have the right to develop and commercialize Products and Combination Products (each as defined below) on a worldwide basis in the Field (as defined below), subject to conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Parties agree as follows.

1.DEFINITIONS AND INTERPRETATION

1.1

Definitions.  Unless the context otherwise requires, the terms in this Agreement with initial letters capitalized, shall have the meanings set forth below, or the meaning as designated in the indicated places throughout this Agreement.

“Accounting Standards” means, with respect to Conatus, US GAAP (United States Generally Accepted Accounting Principles) and means, with respect to Novartis, the IFRS (International Financial Reporting Standards), in each case, as generally and consistently applied throughout the Party’s organization. Each Party shall promptly notify the other in the event that it changes their Accounting Standards pursuant to which its records are maintained, it being understood that each party may only use internationally recognized accounting principles (e.g. IFRS, US GAAP, etc.).

“Acquiring Party” shall have the meaning set forth in Section 2.7(a).

“Additional Costs” shall have the meaning set forth in Section 5.5.

“Affiliate” means, with respect to a Party, any Person that controls, is controlled by, or is under common control with that Party.  For the purpose of this definition, “control” shall mean, direct or indirect, ownership of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) or more of the equity interest in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby the Person controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity, or the ability to cause the direction of the management or policies of a corporation or other entity.  In the case of entities organized under the laws of certain countries, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and in such case such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management and policies of such entity.

“Agreement” shall have the meaning set forth in the first paragraph of this Agreement.

“Alliance Manager” shall have the meaning set forth in Section 3.1.

“Auditor” shall have the meaning set forth in Section 9.4(b).

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks located in Basel, Switzerland or California, USA, are authorized or required by law to remain closed.

“Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31; provided, however, that the last Calendar Quarter of the term of this Agreement will end upon the expiration or termination of this Agreement.

“Calendar Year” means a period of twelve (12) consecutive calendar months ending on December 31; provided, however, that the last Calendar Year of the term of this Agreement will begin on January 1 of the Calendar Year in which this Agreement expires or terminates and end upon the expiration or termination of this Agreement.

“cGCP” means current good clinical practice as required by the FDA and all applicable FDA rules, regulations, orders and guidance, and the requirements with respect to current good clinical practices prescribed by the European Community and the ICH.

“cGLP” means current good laboratory practice as required by the FDA and all applicable FDA rules, regulations, orders and guidance, and the requirements with respect to current good clinical practices prescribed by the European Community and the ICH.

“cGMP” means current good manufacturing practices as required by the FDA under provisions of 21 C.F.R. parts 210 and 211 (as the same may be amended) and all applicable

FDA rules, regulations, orders and guidance, and the requirements with respect to current good manufacturing practices prescribed by the European Community under provisions of “The Rules Governing Medicinal Products in the European Community, Volume 4, Good Manufacturing Practices, Annex 13, Manufacture of investigational medicinal products, July 2003,” as each may, from time to time, be amended, and the ICH.

“Change of Control” means any of the following events with respect to either Party: (a) any Third Party (or group of Third Parties acting in concert) becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the total voting power of the stock then outstanding of such Party normally entitled to vote in elections of directors; (b) such Party consolidates with or merges into another corporation or entity, or any corporation or entity consolidates with or merges into such Party, in either event pursuant to a transaction in which more than fifty percent (50%) of the total voting power of the stock outstanding of the surviving entity normally entitled to vote in elections of directors is not held by the parties holding at least fifty percent (50%) of the outstanding shares of such Party preceding such consolidation or merger; or (c) such Party conveys, transfers or leases in any manner of all or substantially all of its assets to which this Agreement relates to any Third Party.

“Claims” means all Third Party or governmental authority demands, claims, actions, proceedings and liability (whether criminal or civil, in contract, tort or otherwise) for losses, damages, reasonable legal costs and other reasonable expenses of any nature whatsoever.

“Clinical Supplies” means supplies of active pharmaceutical ingredients (API), Conatus Compounds and Products manufactured by or on behalf of Conatus in compliance with cGMP and cGCP, in each case, if required given the intended use, and ready to be used for the conduct of pre-clinical or human clinical trials of such Conatus Compounds and Products in the Field.

“CMC” shall have the meaning set forth in Section 5.5.

“Co-Commercialization Agreement” shall have the meaning set forth in Section 7.2.

“Co-Commercialization Option” shall have the meaning set forth in Section 7.2.

“Co-Detailing Agreement” shall have the meaning set forth in Section 7.3.

“Co-Detailing Option” shall have the meaning set forth in Section 7.3.

“Code” shall have the meaning set forth in 12.6(a).

“Combination Products” means a fixed dose combination of one or more Conatus Compounds as an active ingredient with one or more Novartis Compounds as an active ingredient.

“Commercialize” means to market, promote, distribute, import, export, offer to sell and/or sell a Product or Combination Product and/or conduct other Commercialization, and “Commercialization” means commercialization activities relating to a Product and/or Combination Product, including activities relating to marketing, promoting, distributing, importing, exporting, offering for sale and/or selling a Product or Combination Product.

“Commercially Reasonable Efforts” means, with respect to the efforts to be expended by Novartis with respect to a Product or Combination Product, as applicable, such efforts are substantially equivalent to those efforts and resources commonly used by Novartis and its Affiliates for a product owned by it or to which it has rights, which product is of similar market and economic potential as the applicable Product or Combination Product, and at a similar stage in its development or product life as the applicable Product or Combination Product, taking into account efficacy, safety, approved labeling, the competitiveness of alternative products in the marketplace, the patent and other proprietary position of the product, the likelihood of regulatory approval given the regulatory structure involved, the profitability, and other relevant factors commonly considered in similar circumstances.

“Competing Product” means any product, other than any Product or Combination Product, comprising or including any product containing a Pan-Caspase Inhibitor.

“Competing Product Transaction” shall have the meaning set forth in Section 2.7(a).

“Competing Program” shall have the meaning set forth in Section 2.7(a).

“Completion of the Planned Phase 2b Trials” means the finalization of the last clinical study report for the Planned Phase 2b Trial.

“Conatus” shall have the meaning set forth in the first paragraph of this Agreement.

“Conatus Compounds” means emricasan (IDN-6556, PF-03491390) and all related molecular entities, including any complexes, chelates, clathrates, acids, bases, esters, salts, isomers, stereoisomers, diastereoisomers, enantiomers, pro-drug forms, metabolites, hydrates, solvates, polymorphs, tautomers (including purified tautomers), tautomeric mixtures, degradants, and crystalline forms and/or combinations thereof. For the avoidance of doubt, “Conatus Compounds” shall not include Conatus Retained Compounds.

“Conatus Indemnitees” shall have the meaning set forth in Section 15.2.

“Conatus Know-How” means any Know-How owned or Controlled by Conatus or any of its Affiliates (i) as of the Execution Date relating to the Conatus Compounds and/or

Product that is reasonably useful or necessary for the research, Development, manufacture, preparation, use or Commercialization of the Product in the Field and (ii) arising during the term of this Agreement from the conduct of the Planned Phase 2b Trials or other activities under this Agreement relating to the Conatus Compounds that is reasonably useful or necessary for the research, Development, manufacture, preparation, use or Commercialization of the Product in the Field.  For the avoidance of doubt, “Conatus Know-How” shall not include any Joint Know-How nor any research tools or methodologies.

“Conatus Patents” means (a) the Patent Rights identified in Exhibit B and (b) any Patent Rights owned and Controlled by Conatus or any of its Affiliates arising during the term of this Agreement from the conduct of the Planned Phase 2b Trials or other activities conducted by Conatus or its Affiliates under this Agreement relating to the Conatus Compounds, in each case having claims covering the combination of one or more Conatus Compounds, their use, composition, formulation, preparation or manufacture.  For the avoidance of doubt, “Conatus Patents” shall not include any Patent Rights claiming any research tools or methodologies, Joint Patents, or Novartis Patents.

“Conatus Retained Compounds” means Conatus compounds internally referred to as IDN-7314, IDN-8050 or IDN-6734 and all related molecular entities, including any complexes, chelates, clathrates, acids, bases, esters, salts, isomers, stereoisomers, diastereoisomers, enantiomers, pro-drug forms, metabolites, hydrates, solvates, polymorphs, tautomers (including purified tautomers), tautomeric mixtures, degradants, and crystalline forms and/or combinations thereof.  For the avoidance of doubt, “Conatus Retained Compounds” shall not include Conatus Compounds.

“Conatus Technology” means the Conatus Know-How and Conatus Patents.

“Confidential Information” means all Know-How and other proprietary information and data of a financial, commercial or technical nature which the disclosing Party or any of its Affiliates has supplied or otherwise made available to the other Party or its Affiliates, whether made available orally, in writing or in electronic form, including information comprising or relating to concepts, discoveries, inventions, data, designs or formulae in relation to this Agreement.

“Control” or “Controlled” means, with respect to any Know-How, Patent Rights, other intellectual property rights, or any proprietary or trade secret information, the legal authority or right (whether by ownership, license or otherwise) of a Party, or any of its Affiliates, to grant a license or a sublicense of or under such Know How, Patent Rights, or intellectual property rights to another Person, or to otherwise disclose such proprietary or trade secret information to another Person under the terms of this Agreement, without breaching the terms of any agreement with a Third Party, or misappropriating the proprietary or trade secret information of a Third Party.

“CTA” shall have the meaning set forth in Section 5.7(a).

“Develop” or “Development” means drug development activities, including, without limitation, test method development and stability testing, assay development and audit development, toxicology, formulation, quality assurance/quality control development, statistical analysis, clinical studies, packaging development, regulatory affairs, and the preparation, filing and prosecution of NDAs and MAAs.

“Development FTE Costs” shall mean the product of (a) the actual number of FTEs utilized in the Development of Product in accordance with the Emricasan Development Plan and associated Development budget after the License Effective Date, as documented, contemporaneously and in a consistent manner by Conatus and (b) the FTE Rate.

“DOJ” shall have the meaning set forth in Section 8.3.

“EMA” means the Regulatory Authority known as the European Medicines Agency formerly, the European Medicines Evaluation Agency and any of its committees and agencies, or a successor agency and any of its committees and agencies with responsibilities comparable to those of the European Medicines Agency.

“Emricasan Development Plan” means the development plan and budget for the Product, including the development plan and budget for the Planned Phase 2b Trials set forth on Exhibit A, Exhibit D and Exhibit I; provided that, following the License Effective Date, any changes to the plans and budgets set forth on Exhibit A, Exhibit D and/or Exhibit I under the Emricasan Development Plan (as it exists at the License Effective Date) must be mutually agreed between the Parties.

“Encumbrance” means any claim, charge, equitable interest, hypothecation, lien, mortgage, pledge, option, license, assignment, power of sale, retention of title, right of pre-emption, right of first refusal or security interest of any kind.

“EU Regulatory Approval” means marketing authorization approval from the European Union Commission.

“Execution Date” shall have the meaning set forth in the first paragraph of this Agreement.

“FDA” means the United States Food and Drug Administration or any successor entity thereto.

“Field” means the, diagnosis, prevention or treatment of diseases and other conditions in all indications in humans.

“First Commercial Sale” shall mean the first sale of a Product or Combination Product by Novartis or an Affiliate, or a sublicensee or distributor of Novartis or an Affiliate, to a Third Party or governmental authority in a country following Regulatory Approval for sale of such Product or Combination Product in that country. Sales or transfers of reasonable quantities of a Product or Combination Product for research or Development, including proof of concept studies or other clinical trial purposes, or for compassionate or similar use, shall not be considered a First Commercial Sale.

“First Patient First Visit” means the completion, in accordance with applicable study protocol and regulations, of a first study visit by a human subject in a clinical trial.

“FTC” shall have the meaning set forth in Section 8.3.

“FTE” means a full-time scientific equivalent person (i.e. one fully-dedicated or multiple partially dedicated employees aggregating to one full-time employee employed or contracted by Novartis or Conatus) based upon a total of [1] hours per year, undertaken in connection with the conduct of Planned Phase 2b Trials.

“FTE Rate” means a rate of USD [***] per annum during calendar year 2017, such amount to be adjusted as of January 1, 2018 and annually thereafter by the percentage increase or decrease, if any, in the Consumer Price Index for All Urban Consumers (CPI-U); US City Average.  For the avoidance of doubt, such rate is intended to cover the cost of salaries, benefits, infrastructure costs, travel, general laboratory or office supplies, postage, insurance, training and all other general expenses and overhead items.

“Generic Equivalent” means, on a country-by-country and a Product-by-Product basis or Combination Product-by-Combination Product basis, as applicable, any pharmaceutical product that [***].

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder.

“HSR Filing Date” means the date on which the last application under the HSR Act relating to this Agreement is made by the Parties.

“ICC” shall have the meaning set forth in Section 17.5(b).

“IND” means an Investigational New Drug application in the US filed with the FDA or the corresponding clinical trial application for the investigation of Products or Combination Products in any other country or group of countries, as defined in the applicable laws and

[1]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

regulations and filed with the Regulatory Authority of a given country or group of countries.

“Indemnification Claim Notice” shall have the meaning set forth in Section 15.3(b).

“Indemnified Party” shall have the meaning set forth in Section 15.3(b).

“Indemnifying Party” shall have the meaning set forth in Section 15.3(b).

“Insolvency Event” means, in relation to either Party, any one of the following: (a)  that Party is the subject of voluntary or involuntary bankruptcy proceedings instituted on behalf of or against such Party (except for involuntary bankruptcy proceedings which are dismissed within sixty (60) days); (b) an administrative receiver, receiver and manager, interim receiver, custodian, sequestrator or similar officer is appointed in respect of that Party; (c) a resolution shall have been passed by that Party or that Party’s directors to make an application for an administration order or to appoint an administrator; or (d) that Party suspends making payments (excluding payments subject to good faith dispute) to all or substantially all of that Party’s creditors or makes a general assignment, composition or arrangement with or for the benefit of all or the majority of that Party’s creditors.

“Investment Agreement” shall have the meaning set forth in Section 8.2.

“Joint Know-How” means any Know-How which is jointly owned by Conatus (or any of its Affiliates) and Novartis (or any of its Affiliates) as of the Execution Date or thereafter during the term of this Agreement.

“Joint Patents” means any Patent Rights which are jointly owned by Conatus (or any of its Affiliates) and Novartis (or any of its Affiliates) as of the Execution Date or thereafter during the term of this Agreement.

“Joint Steering Committee” or “JSC” means the committee established as set forth in Section 3.2.

“Joint Technology” means the Joint Know-How and Joint Patents.

“Know-How” means all technical information, know-how and data, including inventions (whether patentable or not), discoveries, trade secrets, specifications, instructions, processes, formulae, materials, expertise and other technology applicable to compounds, formulations, compositions, products or to their manufacture, development, registration, use or commercialization or methods of assaying or testing them or processes for their manufacture, formulations containing them, compositions incorporating or comprising them and including all biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical and analytical, safety, quality control, manufacturing, preclinical and clinical data, instructions, processes, formulae, expertise and information, regulatory filings and copies thereof, relevant to the development, manufacture, use or commercialization of and/or which may be reasonably useful or necessary in studying, testing, development, production or formulation of products, or intermediates for the synthesis thereof.

“Knowledge” means, with respect to the applicable Party, the actual knowledge, without any obligation of inquiry, of the senior executive(s) of such Party with responsibility for the subject area of the relevant fact or other matter.

“License” shall have the meaning set forth in Section 2.4.

“License Effective Date” means the date on which payment of the License Grant Fee as set forth in Section 8.3 is made to Conatus.

“License Grant Fee” shall have the meaning set forth in Section 8.3.

“Loss of Market Exclusivity” means that, with respect to any Product, or Combination Product, as applicable, in any country, both of the following has occurred (a) the Net Sales of such Product or Combination Product in that country in any Calendar Year are less than [***] percent ([***]%) of the Net Sales of such Product or Combination Product in that country in the Calendar Year immediately preceding the marketing for sale of the first Generic Equivalent of such Product or Combination Product and (b) the decline in such sales is attributable in material part to the marketing or sale in such country of one or more Generic Equivalents of such Product or Combination Product by one or more Third Parties.

“LJN452” means Novartis’ Farnesoid X Receptor agonist.

“LMB763” means Novartis’ Farnesoid X Receptor agonist.

“MAA” or “Marketing Authorization Application” means an application for the authorization to market a Product or Combination Products in any country or group of countries outside the United States, as defined in the applicable laws and regulations and filed with the Regulatory Authority of a given country or group of countries.

“Major European Markets” means France, Germany, Italy, Spain and the United Kingdom.

“Milestones” means the milestones relating to the Products and Combination Products as set forth in Section 8.4.

“Milestone Payments” means the payments to be made by Novartis to Conatus upon the achievement of the corresponding Milestones as set forth in Section 8.4.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“MHLW” means the Ministry of Health, Labor and Welfare in Japan, or any successor thereto.

“NDA” means a New Drug Application in the United States for authorization to market a Product or Combination Product, as defined in the applicable laws and regulations and filed with the FDA.

“Net Sales” means the net sales recorded by Novartis or any of its Affiliates or sublicensees (other than distributors or wholesalers) for Products or Combination Products sold to Third Parties other than sublicensees as determined in accordance with Novartis’ Accounting Standards as consistently applied, less a deduction of [***] percent ([***]%) for distribution and warehousing expenses and uncollectible amounts on previously sold Products and Combination Products; provided, that no deductions for such items shall be made under clauses (i) through (vi) below.  The deductions booked on an accrual basis by Novartis and its Affiliates under its Accounting Standards to calculate the recorded net sales from gross sales shall consist of the following, applied consistently, and which are not already reflected as a deduction from the invoiced price:

(i)	[***];

(ii)	[***];

(iii)	[***];

(iv)	[***];

(v)	[***]; and

(vi)	[***].

With respect to the calculation of Net Sales:

(i)	[***];
(ii)	[***]; and
(iii)	[***].

“Novartis” shall have the meaning set forth in the first paragraph of this Agreement.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Novartis Compounds” means any compound being developed by Novartis or its Affiliates for use in liver cirrhosis or liver fibrosis, including but not limited to LJN452 and LMB763, as applicable.

“Novartis Indemnitees” shall have the meaning set forth in Section 15.1.

“Novartis Option Exercise Notice” shall have the meaning set forth in Section 2.2.

“Novartis Patents” means Patent Rights owned (whether solely or jointly with any Third Party) or Controlled by Novartis or any of its Affiliates as of the License Effective Date or thereafter during the term of this Agreement having claims covering the Novartis Compounds.  For the avoidance of doubt, “Novartis Patents” shall not include any Joint Patents.

“Novartis Technology” means Novartis Patent, Know-How, data (including any pre-clinical or clinical data) and all proprietary information owned or Controlled by Novartis or its Affiliates related to use in liver cirrhosis or liver fibrosis for: (i) the Novartis Compounds and formulations thereof; and (ii) any combinations of the Conatus Compounds together with the Novartis Compounds.  For the avoidance of doubt, “Novartis Technology” shall not include any Conatus Technology or Joint Technology.

“Ongoing Clinical Trial(s)” means any and all clinical trials for a Product and/or Combination Product for which the first subject has received a dose of Product or Combination Product or placebo.

“Option” shall have the meaning set forth in Section 2.1.

“Option Exercise Date” means the date (if any) on which Novartis exercises the Option in accordance with Section 2.2.

“Out-of-Pocket Costs” means direct project related expenses paid or payable to Third Parties and specifically identifiable and incurred in furtherance of this Agreement; such expenses to have been recorded as income statement items in accordance with Conatus’ Accounting Standards and for the avoidance of doubt, not including any travel expenses, pre-paid amounts, capital expenditures, financing costs or items covered under the FTE Rate.

“Pan-Caspase Inhibitor” means a [***].

“Party” or “Parties” shall have the meaning set forth in the first paragraph of this Agreement.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Patent Challenge” means any direct dispute or challenge, or assistance in the dispute or challenge, of the validity, patentability, or enforceability of (i) Conatus Patents, (ii) Joint Patents or (iii) claims in Novartis patents covering the Conatus Compounds in Products or the combination of the Conatus Compounds and Novartis Compounds in Combination Products, or any claim thereof, or opposition or assistance in the opposition of the grant of any letters patent within the (i) Conatus Patents, (ii) Joint Patents or (iii) claims in Novartis patents covering the Conatus Compounds in Products or the combination of the Conatus Compounds and Novartis Compounds in Combination Products, in any legal or administrative proceedings, including in a court of law, before the US Patent and Trademark Office, including the Patent Trial and Appeal Board, or other agency or tribunal in any jurisdiction, or in arbitration including by reexamination, inter parties review, opposition, interference, post-grant review, nullity proceeding, preissuance submission, third party submission, derivation proceeding or declaratory judgment action.

“Patent Rights” means all patents and patent applications, including all divisionals, continuations, substitutions, continuations-in-part, re-examinations, reissues, additions, renewals, extensions, registrations, and supplemental protection certificates and the like of any of the foregoing.

“Person” means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization, or other entity.

“Pfizer Agreement” shall have the meaning set forth in Section 8.7(a).

“Phase III Clinical Trial” means a pivotal or confirmatory clinical study of a Product or Combination Product in patients designed to establish efficacy and safety of such Product or Combination Product for the purpose of preparing and submitting a filing for NDA approval in the US, PMDA in Japan or EU Regulatory Approval.

“Planned Phase 2b Trials” means (a) the ongoing portal hypertension trial and its extension (-14) and the planned decompensated cirrhosis trial (-17); (b) the ongoing NASH fibrosis trial (-12) and ongoing POLT-HCV-SVR trial (-07); and (c) [***].

“PMDA” means the Pharmaceuticals and Medical Devices Agency in Japan or any successor thereto, which conducts scientific reviews of marketing authorization application for pharmaceuticals and monitoring of their post marketing.

“Pre-Option Costs” shall have the meaning set forth in Section 5.5.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Product” means a product developed under this Agreement incorporating or comprising one or more Conatus Compounds as its only active ingredient(s) in finished dosage pharmaceutical form, including, in each case, all formulations and modes of administration.

“Product Marks” shall have the meaning set forth in Section 10.4.

“Profit and Loss Share” shall have the meaning set forth in Section 7.2.

“Rat Carcinogenicity Study” shall have the meaning set forth in Exhibit I.

“Regulatory Approval” means, with respect to a Product or Combination Product in any country or jurisdiction, any approval, registration, license or authorization from a Regulatory Authority in a country or other jurisdiction that is necessary to market and sell such Product or Combination Product in such country or jurisdiction.

“Regulatory Authority” means any governmental agency or authority responsible for granting Regulatory Approvals for Product and Combination Products, including the FDA, EU Commission, MHLW and any corresponding national or regional regulatory authorities.

“Regulatory Exclusivity” means, with respect a given country in the Territory, any regulatory exclusivity, beyond patent rights, granted by a Regulatory Authority in such country, which confers an exclusive period during which Novartis, its Affiliates or sublicensees has the exclusive right to use or refer to data in a MAA or NDA for a Product or Combination Product or exclusive right to market a Product or Combination Product in such country (regulatory exclusivity rights such as a new chemical entity exclusivity, new use or indication exclusivity, new formulation exclusivity, orphan drug exclusivity, market exclusivity, and pediatric exclusivity, or any equivalent of the foregoing).

“Regulatory Filings” means, with respect to the Conatus Compounds or Product, any submission to a Regulatory Authority of any appropriate regulatory application, and shall include, without limitation, any submission to a regulatory advisory board, marketing authorization application, and any supplement or amendment thereto.  For the avoidance of doubt, Regulatory Filings shall include any IND, CTA, MAA, NDA or the corresponding application in any other country or group of countries.

“Royalty Term for Products” shall have the meaning set forth in Section 8.5(d).

“Royalty Term for Combination Products” shall have the meaning set forth in Section 8.5(e).

“Safety Concern” means any toxicity, serious adverse event, or other safety finding in any preclinical or clinical studies required by Health Authorities that leads to a good faith determination by the data monitoring committee or by Health Authorities that the Conatus

Compound and/or Product exposes or could expose humans to an unacceptable safety risk in relation to therapeutic benefit which shall lead to a mandated suspension of a clinical trial of a Product by a Regulatory Authority.

“Sales & Royalty Report” means a written report or reports showing, on a country-by-country basis, each of: (a) the Net Sales in USD and local currency for each Product and Combination Product in the Territory during the reporting period by Novartis and its Affiliates and sublicensees; and (b) the royalties payable, in USD, which shall have accrued hereunder with respect to such Net Sales.

“Senior Officers” means [***].

“Study 17” shall have the meaning set forth in Exhibit D.

“Technical Failure” shall mean a mandated suspension of the Planned Phase 2b Trials for a Product by a Regulatory Authority for any reason attributable to a Product.

“Territory” means worldwide.

“Third Party” means any Person other than a Party or an Affiliate of a Party.

“Third Party Infringement” shall have the meaning set forth in Section 10.3(a).

“TJU Sublicense” shall have the meaning set forth in Section 8.7(b).

“Transition Plan” shall have the meaning set forth in Section 4.2.

“United States” or “US” means the United States of America, its territories and possessions.

“UPC” shall have the meaning set forth in Section 10.3(f).

“USD” or “US$” means the lawful currency of the United States.

“US Regulatory Approval” means Regulatory Approval from the FDA.

“Valid Claim for a Product” means, with respect to a particular country, a claim of an issued and unexpired patent included within the Conatus Patents or Joint Patents for a Product that has not been held permanently revoked, held unenforceable or invalid by a decision of a court or other governmental authority of competent jurisdiction, which decision is unappealed or unappealable within the time allowed for appeal and has not been cancelled, withdrawn, abandoned, disclaimed or admitted to be invalid or unenforceable

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

through reissue, disclaimer or otherwise.  A Product is “Covered” by a Valid Claim for a Product if its use, manufacture, import, export or sale or other exploitation in a given country would infringe such Valid Claim in such country.

“Valid Claim for a Combination Product” means, with respect to a particular country, a claim of an issued and unexpired patent included within the Conatus Patent or Joint Patents for a Combination Product that has not been held permanently revoked, held unenforceable or invalid by a decision of a court or other governmental authority of competent jurisdiction, which decision is unappealed or unappealable within the time allowed for appeal and has not been cancelled, withdrawn, abandoned, disclaimed or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise. A Combination Product is “Covered” by a Valid Claim for a Combination Product if its use, manufacture, import, export or sale or other exploitation in a given country would infringe such Valid Claim in such country.

1.2	Interpretation. In this agreement unless otherwise specified:
(a)	“includes” and “including” shall mean respectively includes and including without limitation;
(b)	a Party includes its permitted assignees and/or the respective successors in title to substantially the whole of its undertaking, subject to the provisions of Sections 2.7, 3.6 and 17.1;
(c)

a statute or statutory instrument or any of their provisions is to be construed as a reference to that statute or statutory instrument or such provision as the same may have been or may from time to time hereafter be amended or re-enacted;

(d)	words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders;
(e)

the Exhibits and other attachments form part of the operative provision of this Agreement and references to this Agreement shall, unless the context otherwise requires, include references to the Exhibits and attachments;

(f)	the headings in this Agreement are for information only and shall not be considered in the interpretation of this Agreement;
(g)	general words shall not be given a restrictive interpretation by reason of their being preceded or followed by words indicating a particular class of acts, matters or things; and
(h)	the Parties agree that the terms and conditions of this Agreement are the result of negotiations between the Parties and that this Agreement shall not be construed in favor of or against any Party by reason of the extent to which any Party participated in the preparation of this Agreement.

2.OPTION AND LICENSE

2.1	Option Grant. Subject to the terms and conditions of this Agreement, Conatus hereby grants to Novartis an exclusive option to obtain the License set forth in Section 2.4 (the “Option”).
2.2

Exercise of Option.  Novartis shall have the right at its sole discretion to exercise its Option to obtain the License by providing written notice to Conatus of its exercise of the Option (the “Novartis Option Exercise Notice”) within [***] Business Days of the earlier of:

(a)	receipt of written notice from Conatus confirming that the First Patient First Visit has occurred in Study 17, as confirmed by the informed consent form (ICF) for such First Patient First Visit;
(b)	receipt of written notice from Conatus, that Conatus will not initiate Study 17, provided that Conatus shall not provide such written notice prior to [***]; or
(c)	written notice from Novartis to Conatus of its election to exercise the Option, provided however, Novartis may not exercise the Option under this Section 2.2(c) prior to [***].
2.3	Expiration of Option: Unless exercised by Novartis, the Option shall expire in its entirety upon the occurrence of the earlier any of the following:
(a)	Novartis fails to provide the Novartis Option Exercise Notice within [***] Business Days of receipt of written notice from Conatus under Section 2.2(a) or Section 2.2(b); or
(b)	October 31, 2017.
2.4

License Grant. Subject to the terms and conditions of this Agreement and effective as of the License Effective Date, Conatus, hereby grants to Novartis an exclusive (even as to Conatus or any of its Affiliates), sublicensable (pursuant to Section 2.5) license, under the Conatus Technology and Conatus’ interest in any Joint Technology to research, Develop, make, use, import, offer for sale, sell and otherwise Commercialize, or to have any of the foregoing done on its behalf, the Products and Combination Products in the Field in the Territory (the “License”).  For clarity, nothing herein shall grant to Novartis any license to

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Conatus Retained Compounds or to any research tools or methodologies.  No right or license under any intellectual property rights is granted or will be granted by Conatus by implication.  All rights or licenses are or will be granted only as expressly provided in this Agreement.

2.5	Sublicense and Subcontract Rights.
(a)

Novartis may exercise its rights and perform its obligations under this Agreement itself or through any of its Affiliates; provided that Novartis shall remain primarily liable for any acts or omissions of its Affiliates.

(b)

Novartis may sublicense the rights granted to it by Conatus under this Agreement to one or more Third Parties at any time in the United States or in any Major European Market, with Conatus’ written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided that (i) such sublicense shall comply with all applicable provision of this Agreement, (ii) Novartis shall pay to Conatus all amounts otherwise due to Conatus as set forth herein (i.e., Novartis will pay all Milestone Payments and royalties on Net Sales of Products and Combination Products by Novartis, its Affiliates, sublicensees, or co-promotion or co-marketing partner in the Territory at the rates set forth herein), and (iii) Novartis shall pay to Conatus [***] percent ([***]%) of all amounts paid to Novartis for any sub-license of this Agreement, in the United States or in any Major European Market  pursuant to any agreement with such sublicensee (excluding royalties paid on Net Sales by the sublicensee and excluding milestones paid by the sublicensee which correspond to and are not in excess of the milestones provided herein).

(c)

Novartis may sublicense the rights granted to it by Conatus under this Agreement to one or more Third Parties, except as provided in Section 2.5(b), at any time at its sole discretion and without reference to Conatus, provided that such sublicense shall comply with all applicable provision of this Agreement.

(d)

Novartis may subcontract to Third Parties the performance of tasks and obligations with respect to the Development, manufacture and Commercialization of Products and Combination Products as Novartis deems appropriate at its sole discretion.  Novartis shall be responsible for the performance of its subcontractors.

(e)

Novartis will remain responsible for the performance of sublicensees under this Agreement, including for all payments due hereunder.  Novartis will provide Conatus with notice of each sublicense promptly, but in any case within [***] days, after execution of such sublicense agreement.  In addition, Novartis will provide to Conatus with such notice a copy of any such sublicense agreement, provided that

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Novartis may redact confidential technical and financial terms from such copy of such sublicense agreement except to the extent necessary for Conatus to determine Novartis’ payment obligations under Section 2.5(b).  Each sublicense granted by Novartis pursuant to this Section 2.5 will be subject and subordinate to the terms and conditions of this Agreement and will contain terms and conditions consistent with those in this Agreement. Without limitation, each sublicense granted by Novartis pursuant to this Section 2.5 must contain indemnification and insurance provisions in favor of Conatus that are no less protective of Conatus as such provisions in this Agreement and a provision stating that in the event of a Patent Challenge by the sublicensee then Novartis shall be entitled to terminate the applicable sublicense.

2.6	Exclusivity.
(a)

During the term of this Agreement, neither Conatus nor any of its Affiliates will, directly or indirectly:  (i) license, transfer, assign or otherwise dispose of any of its rights in the Conatus Compounds or Product to any Third Party, subject to Section 17.1; (ii) enter into any collaboration or license agreement with any Third Party in connection with the development and/or commercialization of any Conatus Compound or Product; (iii) grant any licenses to any Third Party which conflict with the rights granted hereunder; or (iv) research (except as provided in the last sentence of this Section 2.6(a)), Develop, manufacture or Commercialize any Conatus Compound or Product.  Notwithstanding any other provision hereof, and for clarity, this Section 2.6(a) shall not prevent Conatus from: (i) conducting or completing the Planned Phase 2b Trials; (ii) performing non-clinical research relating to a Conatus Compound or Product for potential uses outside of liver disease, provided that such research is approved in advance by the JSC; or (iii) conducting any Development with respect to any Conatus Retained Compound.

(b)

For the period from the Execution Date until the earlier of (i) five (5) years after the First Commercial Sale of a Product or Combination Product in the United States and/or in any one of the countries comprising the Major European Markets or (ii) ten (10) years from the Execution Date, neither Conatus nor any of its Affiliates will, directly or indirectly, including through any collaboration or license agreement or sale or transfer of the assets pertaining to a Competing Product, develop in any pivotal registration clinical trials or Commercialize any Competing Product in liver disease.

(c)

For the period from the Execution Date until five (5) years after the First Commercial Sale of a Product in the United States or in any one of the countries comprising the Major European Markets, neither Novartis nor any of its Affiliates nor any of its sublicensees of the Product or Combination Product will, directly or indirectly, including through any collaboration or license agreement, or sale or transfer of the assets pertaining to a Competing Product develop in any pivotal registration clinical trials or Commercialize any Competing Product in the Field.
2.7	Acquisition of the Competing Program.
(a)

Notwithstanding Sections 2.6(b) and (c), in the event that (i) a Party or any of its Affiliates acquires a Third Party, or (ii) a Party or any of its Affiliates (the “Acquiring Party”) acquires all or substantially all of the business or assets of a Third Party (in each case whether by merger, stock purchase, change of control or purchase of assets) (each of the foregoing subsections (i) and (ii), a “Competing Product Transaction”), and with respect to the foregoing (i) and (ii), such Third Party or any of its Affiliates is, prior to or as of the date of such transaction, engaged in any activities that would violate Section 2.6(b) or (c), as applicable, if conducted by the Acquiring Party (such activities, a “Competing Program”), the Acquiring Party shall promptly provide (or cause to be provided) written notice to the other Party of such Competing Product Transaction within [***] Business Days of the closing of such transaction.

(b)

The Acquiring Party shall [***] divest the Competing Program as described in Section 2.7(a), by an outright sale of the Competing Program to a Third Party.  If the Acquiring Party is unable to divest such Competing program after [***] the Acquiring Party may, with respect to a country that is not the United States, a Major European Market or Japan, exclusively out-license such Competing Program to a Third Party of the rights to conduct the Competing Program.  The Acquiring Party shall, and shall cause its Affiliates to, [***] to divest such Competing Program promptly following the closing of the Competing Product Transaction, and in any event, such divestiture shall be completed within [***] of such closing; provided that such time period shall be extended, if, upon the expiration thereof (and any extensions thereto), the Acquiring Party provides competent evidence of ongoing [***] to divest the Competing Program. The Acquiring Party shall terminate, and shall cause its Affiliates to terminate, the Competing Program if the Acquiring Party has not completed such divestment within [***] after the closing of the Competing Product Transaction.

(c)

In the event the Acquiring Party elects to terminate the Competing Program, it shall, and shall cause its Affiliates to, promptly, discontinue the Competing Program.  During the period prior to termination of the Competing Program, the Acquiring Party shall, and shall cause its Affiliates to, (i) segregate the Competing Program from the Development and Commercialization activities under this Agreement, including, to the extent practicable, by establishing separate teams and (ii) use good faith, diligent efforts to prevent any Confidential Information of the other Party

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

from being disclosed to, or used by, individuals conducting any activities with respect to the Competing Program.
(d)

Right of First Negotiation on Conatus Retained Compounds or Competing Products.  Prior to Conatus offering rights in and to the Conatus Retained Compounds in the Field or Competing Products in liver disease to any Third Party, the Parties shall negotiate in good faith for a period of [***] days from written notice by Conatus to Novartis with respect to the terms and conditions of a license or collaboration between the Parties on the development, marketing, promotion, distribution and/or sale in the Territory of the Conatus Retained Compounds or Competing Product, as applicable.  If the Parties are unable to agree upon terms and conditions of such a license or collaboration on or before the expiration of such [***] day period, then Conatus shall thereafter have the right to market, promote and distribute itself or enter into a license or other collaboration with any Third Party with respect to such compounds or products and Novartis shall have no rights with respect thereto, provided that any license or collaboration that Conatus enters into or proposes to enter into following the end of such negotiation period must be on terms and conditions in the aggregate no more favorable to such Third Party than those last offered to Novartis during the negotiation period.

3.GOVERNANCE

3.1

Alliance Managers.  Within [***] days following the License Effective Date, each Party will appoint (and notify the other Party of the identity of) a senior representative having a general understanding of pharmaceutical development and commercialization issues to act as its alliance manager under this Agreement (“Alliance Manager”). The Alliance Managers will serve as the contact point between the Parties for the purpose of providing Conatus with information on the progress of Novartis’ Development and Commercialization of the Product(s) and Combination Product(s) and will be primarily responsible for facilitating the flow of information and otherwise promoting communication, coordination and collaboration between the Parties; providing single point communication for seeking consensus both internally within the respective Party’s organization and together regarding key global strategy and planning issues, as appropriate, including facilitating review of external corporate communications; and raising cross-Party and/or cross-functional disputes in a timely manner.  Each Party may replace its Alliance Manager on written notice to the other Party.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.2	Joint Steering Committee.
(a)

The Parties will establish a Joint Steering Committee, composed of [***] senior personnel of Conatus and [***] senior personnel of Novartis (one (1) of which will be the Party’s Alliance Manager and which personnel for each Party, collectively, shall have a general understanding of drug manufacturing, development and commercialization issues).

(b)

Within [***] days following the License Effective Date, each Party will designate its initial members to serve on the JSC and notify the other Party of the dates of availability for the first meeting of the JSC.  Each Party may replace its representatives on the JSC on written notice to the other Party.

(c)

The JSC will oversee  the activities of the Parties under the Agreement, including:  (i)  the Know-How and technology transfers contemplated in Sections 4.1, 4.2, and 4.4 of this Agreement; (ii) reviewing, and discussing Development activities with respect to the Conatus Compounds, Products and Combination Products; (iii) reviewing and discussing, the Emricasan Development Plan and budget as well as clinical trial protocols for the Product and Combination Product, including any material revisions thereto, in each indication; (iv) reviewing and discussing, Commercialization with respect to the Product and Combination Product, including ongoing activities and plans; (v) considering and acting upon such other matters as specified in this Agreement; and (vi) reviewing, discussing and approving the development Plan and budget for the Planned Phase 2b Trials.

(d)

The JSC also may, at any time it deems necessary or appropriate, establish additional joint committees and delegate such of its responsibilities as it determines appropriate to such joint committees.  Such subcommittees shall be subordinate to the JSC and not survive its dissolution in event of a Change of Control (Section 3.6).

3.3	Meetings of the Joint Steering Committee.
(a)

The JSC shall meet [***] during the Planned Phase 2b Trial and [***] thereafter during the Term and at such other times as the Parties may agree.  The first meeting of the JSC shall be held as soon as reasonably practicable, but in no event later than [***] days following the License Effective Date.  Meetings shall be held at such place or places as are mutually agreed or by teleconference or videoconference; provided, however, that there shall be [***], unless the Parties otherwise agree.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)

Each Party may from time to time invite a reasonable number of participants, in addition to its representatives, to attend JSC meetings in a non‑voting capacity, with the consent of the other Party (which shall not be unreasonably withheld); provided, that that if Conatus intends to have any Third Party (including any consultant) attend such a meeting, such Third Party will be subject to the prior approval of Novartis and must be bound by confidentiality obligations consistent with the terms of this Agreement.

(c)

Novartis shall appoint one of its representatives on the JSC to act as chairperson of the JSC.  The chairperson shall set agendas for JSC meetings, provided that the agendas will include any matter requested by either Party.  The chairperson shall be responsible for recording, preparing and, within a reasonable time, issuing (i) draft minutes of each JSC meeting, which draft minutes shall be subject to review and approval by all JSC members, and (ii) final minutes following such approval.

(d)

The appointed JSC chairperson of Novartis, shall, prior to each JSC meeting, appoint a person who shall be responsible for recording and preparing the minutes, and such person shall send the minutes to all members of the JSC for review and approval within [***] days after the meeting.  Each Party will send any objections against the accuracy or completeness of such minutes by providing written notice to the other members of the JSC within [***] Business Days after receipt of the minutes.  In the event of any such objection that is not resolved by mutual agreement of the Parties, such minutes will be amended to reflect such unresolved dispute.

3.4	Decision Making.
(a)

Casting Vote:  Decisions of the JSC shall be made by unanimous vote, with each Party’s representatives to the JSC collectively having one vote. In the event of a disagreement among the JSC with respect to any matter, Novartis shall have a casting vote, except as provided in Sections 3.4(b) and (c).

(b)

In the event that Novartis exercises such casting vote and Conatus objects to such decision by notice in writing within [***] Business Days of Novartis’ exercise of its casting vote with respect to the following:

[***]

then such matter may be referred to the Senior Officers who shall attempt in good faith to resolve such disagreement.  If they cannot resolve such issue within [***] days of the

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

matter being referred to them, then the resolution and/or course of conduct will be subject to resolution pursuant to Section 17.5.

(c)	In no event shall the JSC or the Senior Officers have the right:

(i)to modify or amend the terms and conditions of this Agreement; or

(ii)to determine any such issue in a manner that would conflict with the express terms and conditions of this Agreement; or

(iii)to increase the performance obligations of Novartis and/or Conatus beyond those set forth herein.

(d)	Notwithstanding anything to the contrary in the foregoing, the JSC will have only such powers as are specifically delegated to it under this Agreement.
3.5	Costs of Governance. The Parties agree that the costs incurred by each Party in connection with its participation at any meetings under this Article 3 shall be borne solely by such Party.
3.6

Change of Control.  In the event of a Change of Control of Conatus, Novartis may provide written notice to Conatus (or its successor entity) to disband the JSC and upon such notice, all of Sections 3.2 through 3.7 of this Agreement shall be deleted from this Agreement, and any decisions otherwise assigned to the JSC shall thereafter be assigned to Novartis.

3.7

Discontinuance of JSC Participation.  Conatus shall have the right to discontinue its participation in the JSC upon written notice to Novartis at any time during the Term.  Once Conatus has provided written notice to discontinue its participation in the JSC, all of Sections 3.2 through 3.7 of this Agreement shall be deleted from this Agreement, and any decisions otherwise assigned to the JSC shall thereafter be assigned to Novartis.

4.TRANSFER OF CONATUS KNOW-HOW & COOPERATION

4.1	Transfer of Conatus Know-How.
(a)

Within [***] days of the License Effective Date (or such longer period as may be agreed between the Parties), Conatus, without additional consideration, shall disclose to Novartis or its designated Affiliate all Conatus Know-How (including Conatus Know-How pertaining to the formulation, manufacture and Development

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

of the Conatus Compounds and/or Product and any other data, information and documents) in Conatus’ possession and Control.
(b)

During the first [***] full months from the License Effective Date, Conatus will provide reasonable assistance to Novartis or its designated Affiliate in connection with understanding and using the Conatus Know-How within the scope of the License.  In providing Know-How under Section 4.1(a), Conatus shall deliver written and electronic materials to Novartis, during the period of [***] full months from the License Effective Date, such assistance from its professional staff for meetings, telephone calls, and other reasonable assistance as requested by Novartis to enable it to understand and use the Conatus Know-How, shall be provided without charge to Novartis. After such [***] month period and during the term of this Agreement, Conatus shall ensure that its professional staff shall continue to be reasonably available as requested at Conatus facilities and by telephone, without charge to Novartis, provided that Novartis will reimburse Conatus all Out-of-Pocket Costs, and for any reasonable travel costs, incurred by Conatus pursuant to this Section 4.1(b) with the amount of such reimbursement for all such costs to be agreed before such assistance is provided.

(c)

On a continuing basis during the term of this Agreement, Conatus, without additional consideration except as provided in Section 4.1(b), shall, upon Novartis’ request, disclose to Novartis or its designated Affiliate all additional Conatus Know-How or Joint Know-How of which Conatus becomes aware of from time to time.

(d)

Upon request by Novartis, and without limiting the foregoing, Conatus will deliver to Novartis (or its designee) all manufacturing batch records, Development reports, analytical results, filings and correspondence with any Regulatory Authority (including notes or minutes of any meetings with any Regulatory Authority), raw material and excipient sourcing information, quality audit findings and any other relevant technical information in Conatus’ possession and/or control relating to any Conatus Compounds and/or Products, and Conatus will reasonably assist Novartis in the transfer of manufacturing activities to other service providers.  Novartis will reimburse Conatus all Out-of-Pocket Costs, and for any reasonable travel costs, incurred by Conatus pursuant to this Section 4.1(d) with the amount of such reimbursement for all such costs to be agreed before such assistance is provided. Notwithstanding the forgoing, any such assistance from Conatus requested by Novartis shall be provided without charge to Novartis during the first [***] full months from the License Effective Date.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(e)

For the avoidance of doubt, Novartis shall reimburse Conatus for any Development FTE Costs at the FTE Rate and Out-of-Pocket Costs incurred by Conatus either under this Section 4.1 or charged to Conatus as shared expenses per Section 9.1(b).

(f)

For the further avoidance of doubt, Conatus shall not be required to convert any documentation into any Novartis specified format and in all cases shall be permitted to provide such documentation in the format which Conatus is then holding such documentation.

4.2

Transition Plan.  Within [***] days of the License Effective Date, the Parties shall agree to a plan (“Transition Plan”) for the transfer to Novartis of all Development and manufacturing activities then being undertaken by Conatus, taking into account Conatus’ obligations to complete all Planned Phase 2b Trials, and any other Ongoing Clinical Trial or pre-clinical studies, as set forth in the Emricasan Development Plan.  Conatus shall transition all such activities to Novartis in accordance with the Transition Plan.

4.3

Assignment of Agreements.  Conatus shall cooperate and assist Novartis by assigning to Novartis or its designee any agreements requested by Novartis, which Conatus may have entered into prior to the License Effective Date specifically relating to the development, manufacture or supply of any Conatus Compound or Product which is reasonably useful or necessary to further its obligations under this Agreement, provided however that Conatus shall not be obligated to assign to Novartis (i) any intellectual property rights obtained under such agreements; (ii) any agreement relating solely to non-clinical research; and (iii) until after the Completion of the Planned Phase 2b Trials, any agreements relating to the Clinical Supplies.  If any such assignment requires the consent of the applicable counterparty, Conatus shall not be obligated to make such assignment until such consent is obtained; provided, however, that Conatus shall use commercially reasonable efforts to obtain such consent.  Conatus shall stop any work related to Conatus Compounds or Products under any agreements that are to be assigned to Novartis under this Section 4.3 that have not been assigned to Novartis. In cases where Conatus is unable to or elect not to assign such intellectual property rights obtained under such agreements, Conatus shall ensure that Novartis has an exclusive (where possible and if not possible, a non-exclusive), sub-licensable license under such intellectual property rights to research, Develop, make, use, import, export, offer for sale, sell and otherwise Commercialize, or have any of the foregoing done on its behalf, Product or Combination Product in Field in the Territory.

4.4

Compound Transfer.  Within [***] days following the License Effective Date or as otherwise agreed upon by the Parties, Conatus or its Affiliates, shall provide to Novartis or its designated Affiliate such quantities of the Conatus Compounds and/or Product in Conatus’ possession as may be reasonably requested by Novartis for use by Novartis and

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

its Affiliates in connection with its Development activities under this Agreement.  Except with respect to Clinical Supplies used by Conatus in the Planned Phase 2b Trials, the Conatus Compounds and/or Product supplied to Novartis in accordance with this Section 4.4, are provided “AS IS”, and Conatus makes no representations or warranties, express or implied, as to such Conatus Compounds and/or Product, including any warranty as to merchantability or fitness for a particular use or purpose.

5.DEVELOPMENT

5.1	Planned Phase 2b Trials.
(a)

Conatus will be responsible for completing, and shall use commercially reasonable efforts to complete, at its sole cost and expense and in accordance with the Emricasan Development Plan and budget set forth in Exhibit A, such trial(s), including the preparation and finalization of all clinical trial reports.  Conatus shall also be responsible for completing, and shall use commercially reasonable efforts to complete, at its sole cost and expense and in accordance with the Emricasan Development Plan, any other Ongoing Clinical Trial or pre-clinical studies that are ongoing as of the License Effective Date, including the preparation and finalization of complete, signed, detailed, data cleaned, statistically analyzed, unbiased, unblinded and cGCP/cGLP audited and compliant final report(s) for any such studies.  These reports should be finalized (including opportunity for Novartis review and comment) within an agreed timeframe and format.

(b)	Until transfer of IND/CTA sponsorship after Completion of the Planned Phase 2b Trials, unless earlier by mutual consent:
(i)	Conatus will be responsible for, and will use diligent efforts in, obtaining and maintaining all Regulatory Approvals necessary for the conduct of the Planned Phase 2b Trials;
(ii)

Conatus will provide to Novartis copies of all substantive written communications received by Conatus (or its Affiliates) from any Regulatory Authority, or submitted by Conatus (or its Affiliates) to any Regulatory Authority, related to the applicable trial or otherwise relevant to any Conatus Compound or Product; and

(iii)

Future commitments, related to the Planned Phase 2b Trials, with respect to the Conatus Compounds or Products negotiated by Conatus (or its Affiliates) with any health agency must be agreed between Conatus and Novartis prior to conclusion of the agreement with the agency.

(c)

All Planned Phase 2b Trial actual Out-Of-Pocket Cost and Conatus’ FTE Costs solely related to the conduct of the Planned Phase 2b Trials, incurred after the License Effective Date will be shared 50% - 50% based upon the agreed Emricasan Development Plan and budget set forth in Exhibit A.  Neither Conatus nor Novartis shall have any obligations for any costs or expenses other than actual Planned Phase 2b Trials costs.

5.2

Development.  Subject to Sections 3, 5.1, 5.3 and 5.4, with effect from the License Effective Date, Novartis will be responsible for conducting, at its sole expense, such research and preclinical, clinical and other Development of the Conatus Compounds, Product and/or Combination Products.  In addition, after Completion of the Planned Phase 2b Trials Novartis shall be solely responsible for maintaining, at its sole cost and expense, the [***] as described in the Emricasan Development Plan.

5.3

Development Diligence.  Novartis shall itself, or through its Affiliates or sublicensees, use Commercially Reasonable Efforts to Develop at least one Product and at least one Combination Product in the Territory, including in the United States and Major European Markets, in the Field.  Novartis will have final decision on all phase 3 study designs, and will lead any consultation with health agencies about such designs, even if transfer of ownership of Regulatory Filings as described in Section 5.7(b) has not yet taken place.  Notwithstanding the foregoing, Novartis’ application of Commercially Reasonable Efforts shall not require Novartis to Develop a Product or Combination Product in any country or territory in which Novartis determines it is not commercially reasonable to do so for such Product or Combination Product.

5.4

Development Cost.  All additional development costs other than as set forth in Section 5.1(c) above, after the License Effective Date and pre-approved by JSC for activities incurred outside of the Planned Phase 2b Trials, including completion of all ancillary studies required to complete the regulatory package (i.e. the Rat Carcinogenicity Study set forth on Exhibit I, QT prolongation trial, etc.), as well as any requested combination research work by Conatus shall be paid 100% by Novartis.

5.5

Other Costs.  For the period between the Execution Date and the License Effective Date, Conatus shall be solely responsible for all costs and expenses, including for such chemistry manufacturing controls (“CMC”) activities of the Conatus Compound as set forth in Exhibit E or as requested by Novartis. Conatus shall use commercially reasonable efforts in conducting the CMC activities set forth in Exhibit E or as requested by Novartis.   In the event that during the time between Execution Date and License Effective Date, (i) [***] and (ii) [***] (collectively the “Pre-Option Costs”) is greater than [***] USD (US$[***]), Novartis shall pay to Conatus a payment in the amount equal to the Pre-Option Costs minus [***] USD (US$[***]) (the “Additional Costs”).   Within [***] days after License

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Effective Date, Conatus will deliver to Novartis a final detailed report of its Pre-Option Costs.  Within [***] days after receiving such final detailed report, Novartis shall review and verify that the Pre-Option Costs are in line with the Emricasan Development Plan.  Upon Novartis’ approval, which shall not be unreasonably withheld, Conatus will send an invoice to Novartis substantially in the form of Exhibit C for the Additional Costs and Novartis shall pay such invoiced amount within [***] days after receipt of such invoice.  However, if the Pre-Option Costs are less than [***] USD (US$[***]), Novartis may credit such amounts that are less than [***] USD (US$[***]) against any payments due to Conatus in accordance with Section 9.1(b) due from Novartis to Conatus.

5.6

Pre-Clinical Development Plan.  Promptly after the Execution Date, the Parties shall discuss in good faith and agree on the pre-clinical development plan for Combination Products to be conducted, subject to Article 3, solely by Novartis after the License Effective Date.  Such plan shall be reviewed from time to time by the JSC.

5.7	Regulatory.
(a)

After the License Effective Date, Conatus will share with Novartis all substantive regulatory documentation on a mutually agreed timeframe.  This includes sharing of all IND documents, and clinical trial authorisation (“CTA”) documents (and related correspondence) in the format which Conatus is then holding such documentation to enable a future transfer of sponsorship/ownership as outlined in Section 5.7(b) below.

(b)

Promptly after Completion of the Planned Phase 2b Trial or earlier by mutual consent, Conatus will assign or transfer to Novartis the ownership and sponsorship of all existing Regulatory Filings for the Products in the Territory.  Subsequently, Novartis will own all Regulatory Filings and Regulatory Approvals for the Product and Combination Products in the Territory, and for clarity, Novartis will, subject to Article 3, (i) determine the regulatory plans and strategies for the Products and/or Combination Products, (ii) make all Regulatory Filings with respect to the Product or Combination Products and (iii) will be responsible for obtaining and maintaining Regulatory Approvals throughout the Territory in the name of Novartis or its Affiliates or sublicensees.

(c)

Conatus shall fully cooperate with and provide assistance to Novartis in connection with filings to any Regulatory Authority relating to the Conatus Compounds and/or Product(s), including by executing any required documents, providing access to personnel, providing Novartis with copies of all reasonably required documentation, and supporting Novartis in preparation for any FDA Advisory Committee meetings, EMA meetings or other major agencies.  For clarity, Conatus shall provide this

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

assistance until approval of the Product in the United States, Major European Markets and other major markets as required.  The cost of such assistance shall be borne by the Parties in the same manner as the cost of assistance provided by Conatus under Section 4.1(b).

(d)

To the extent requested by Novartis, Conatus shall grant or use commercially reasonable efforts to cause to be granted to Novartis and its Affiliates or sublicensees cross-reference rights to any relevant drug master files and other filings related to Products or Combination Products submitted by Conatus or its Affiliates with any Regulatory Authority.

(e)	The Parties shall have the right to disclose the existence of, and the results from, any clinical trials conducted under this Agreement in accordance with Section 16.3 of this Agreement.
5.8

Compliance. Each Party agrees that in performing its obligations under this Agreement (a) it shall comply with all applicable current international regulatory standards, including cGMP, cGLP, cGCP and other rules, regulations and requirements and (b) it will not employ or use any person that has been debarred under Section 306(a) or 306(b) of the US Federal Food, Drug and Cosmetic Act.

5.9

Pre-License Effective Date Reporting.  After the Execution Date and prior to the License Effective Date, Conatus shall keep Novartis reasonably informed of, and provide, upon Novartis’ reasonable written request, any data and information in Conatus control reasonably relating to the Conatus Compound and/or Product that Conatus generates under the Planned Phase 2b Trials which would be relevant for Novartis’ confirmation that the First Patent First Visit in Study 17 has occurred.  Such data and information shall be provided in the format which Conatus is then holding such documentation.

6.MANUFACTURING

6.1

Manufacturing.  Novartis or its designated sublicensee(s) will be solely responsible for the manufacture and supply of the Products or Combination Products being Developed or Commercialized under this Agreement after the License Effective Date, except that Conatus shall be solely responsible for Clinical Supplies of any other materials or compounds required for the Planned Phase 2b Trials and the Rat Carcinogenicity Study.

6.2

Manufacturing Know-How and Assistance. During the period from the License Effective Date until the First Commercial Sale of the Product and/or Combination Products under this Agreement, Conatus shall fully cooperate with and provide reasonable assistance to Novartis or its designee, through documentation, consultation, training and face-to-face meetings, to enable Novartis or its designee in an efficient and timely manner to proceed with Development and manufacturing of the Products and/or Combination

Products and to obtain all appropriate Regulatory Approvals for manufacturing (including qualification by the applicable Regulatory Authority of manufacturing sites).  The cost of such assistance for the first [***] months shall be free of charge to Novartis and thereafter shall be borne by the Parties in the same manner as the cost of assistance provided by Conatus under Section 4.1(b).

7.COMMERCIALIZATION

7.1

Commercialization. Other than as set forth in Article 3 and Section 7.2, Novartis will be solely responsible for and have sole decision making for all aspects of Commercialization of the Product and Combination Product in the Territory, including planning and implementation, distribution, booking of sales, pricing and reimbursement.  Novartis shall itself, or through its Affiliates or sublicensees, use Commercially Reasonable Efforts to Commercialize at least one Product and at least one Combination Product in at least one indication in the Territory, including each of the United States and Major European Markets.  Notwithstanding the foregoing, Novartis’ application of Commercially Reasonable Efforts shall not require Novartis to commercialize a Product or Combination Product in any country or territory in which Novartis determines it is not commercially reasonable to do so for such Product.

7.2

Conatus Co-Commercialization Option Activities in The United States.   Novartis shall, no later than [***] months following First Patient First Visit in the first Phase III Clinical Trial, deliver to Conatus a detailed commercialization plan whereupon, Conatus shall have [***] to send Novartis a notice of Conatus’ exercise of its right to co-Commercialize the Products and Combination Products in the United States (the “Co-Commercialization Option”).  In the event that Conatus exercises such right in such period, the Parties or through their respective Affiliates, shall negotiate in good faith for up to a period of [***] months a separate agreement with respect to such co-Commercialization arrangement on commercially reasonable terms (“Co-Commercialization Agreement”), based on the Co-Commercialization Term Sheet set forth in Exhibit F attached to this Agreement.  In the event the Parties are not able to reach agreement after such period of good faith negotiations, Conatus shall continue to have the right to the Co-Detailing Option set forth in Section 7.3 or receive royalties as set forth in this Agreement.  In the event the Parties agree on such Co-Commercialization Agreement, (i) Conatus shall receive, at Conatus’ election, up to thirty percent (30%) of all profits less thirty percent (30%) of all losses related to the Commercialization of each of the Products and/or Combination Products in the United States as set forth in Exhibit F (the “Profit and Loss Share”), (ii) the Co-Detailing Option set forth in Section 7.3 shall be deemed waived and forfeited, and (iii) no other royalties will be owed by Novartis to Conatus with respect to Net Sales of such Products or Combination Products in The United States, and (iv) the

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Net Sales of such Products or Combinations Products in The United States attributed to Conatus’ portion shall not be applied to the commercial milestones in Section 8.4(b).
7.3

Conatus Co-Detailing Option Activities in The United States.  At any time prior to or within [***] days after an FDA acceptance of filing of a NDA for a Product indicated for the treatment of cirrhosis, Conatus shall have the option (the “Co-Detailing Option”) to enter into a co-detailing agreement (“Co-Detailing Agreement”) with Novartis with regards to such Product in the United States by providing written notice of such exercise at any time within such [***] day period.  The Parties will negotiate in good faith and enter into a Co-Detailing Agreement within [***] days after Conatus has exercised the Co-Detailing Option.  Under the Co-Detailing Agreement, Novartis shall pay Conatus on fee-for-service basis.

7.4

Transferability.  The Co-Commercialization Option and Co-Detailing Option are personal and exclusive to Conatus and may not be sub-contracted, sub-licensed, transferred, conveyed or assigned to any Third Party in whole or in part, except as provided in Section 17.1.

7.5

Change of Control.  In the event of a Change of Control of Conatus, Novartis may provide written notice to Conatus (or its successor entity) to terminate, as applicable to Conatus’ elected option, either (a) [***] or (b) the JSC rights of Conatus under Co-Commercialization option under Article 3 at its sole discretion. [***].

7.6

Pharmacovigilance.  The Parties shall cooperate with regard to the reporting and handling of safety information involving the Products and Combination Products in accordance with the applicable regulatory laws and regulations on pharmacovigilance and clinical safety to allow each Party to meet its sponsor responsibilities. The Parties agree that Novartis will take the lead for safety and hold the global reference safety database on behalf of both Parties for the Products for the whole time that both Parties are involved in clinical development of the Products.  For clarity, Conatus will process individual case study reports (ICSRs) from emricasan studies under Conatus sponsorship (prior to sending a copy to Novartis) and will perform all reporting to support all Conatus INDs/CTAs, and Novartis will process individual case study reports (ICSRs) from emricasan studies under Novartis sponsorship (prior to sending a copy to Conatus) and will perform all reporting to support all Novartis INDs/CTAs.  Details of the operating procedure respecting such adverse event reports and safety information exchange shall be the subject of a mutually-agreed written pharmacovigilance agreement between the Parties which shall be entered into prior to Novartis sponsoring any studies for the Products.  Conatus agrees to provide Novartis with any historical safety data for the Products allowing time for Novartis to enter the data into the Novartis safety database as required prior to Novartis starting development activity with the Product. The Parties further agree that Novartis will be

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

solely responsible for safety and reporting and hold the global reference safety database for the Combination Products.

8.FINANCIAL PROVISIONS

8.1

Upfront Payment.  In partial consideration of the Option, licenses and rights granted to Novartis hereunder, Novartis shall pay to Conatus a one-time, non-refundable, non-creditable upfront payment in the amount of fifty million USD (US$50,000,000) within five (5) Business Days from the Execution Date.

8.2

Investment Agreement.  In partial consideration of the rights granted to Novartis hereunder, the Parties shall enter into the investment agreement substantially in the form attached hereto as Exhibit H (the “Investment Agreement”).

8.3

License Grant Fee. In consideration of the licenses and rights granted to Novartis as of the License Effective Date and Novartis’ exercise of its Option as set forth in Section 2.2, Novartis shall pay to Conatus a one-time, non-refundable, non-creditable option exercise payment in the amount of seven million USD (US$7,000,000) (the “License Grant Fee”) within [***] days of receiving an invoice from Conatus after termination or expiration of the waiting period provided by the HSR Act without any action by the US Federal Trade Commission (“FTC”) or the Antitrust Division of the US Department of Justice (“DOJ”) or challenge to the transaction.

8.4	Milestone Payments.
(a)

Development and Regulatory Milestones.  In further consideration of the licenses and rights granted to Novartis hereunder, upon first achievement of each of the Milestones set forth below by Novartis, its Affiliates or sublicensees with respect to the first Product or Combination Product, Novartis shall pay to Conatus the corresponding one-time non-refundable non-creditable Milestone Payments set forth below under the column heading “Milestone Payment (USD)”:

Milestone	Milestone Payment (USD)
Clinical Milestones
[***]	US$[***]
[***]	US$[***]
Regulatory Milestones [***]
[***]	US$[***]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***]	US$[***]
[***]	US$[***]
[***]	US$[***]
Regulatory Milestones [***]
[***]	US$[***]
[***]	US$[***]
[***]	US$[***]
[***]	US$[***]
Regulatory Milestones [***]
[***]	US$[***]
[***]	US$[***]
[***]	US$[***]
[***]	US$[***]
(b)

Commercial Milestones.  In further consideration of the licenses and rights granted to Novartis hereunder, upon first achievement of each of the Milestones set forth below by Novartis, its Affiliates or sublicensees, the corresponding one-time non-refundable, non-creditable Milestone Payments shall be payable by Novartis to Conatus:

Milestone	Milestone Payment (USD)
Commercial Milestones
[***]	US$[***]
[***]	US$[***]
[***]	US$[***]
[***]	US$[***]
(c)

In the event the Parties execute a Co-Commercialization Agreement, the Net Sales for the US attributed to Conatus’ elected portion shall be excluded from calculation of annual worldwide Net Sales with regard to the commercial Milestones threshold set forth in the above table. For example, if Conatus has elected to receive 30% of

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Profit and Loss Share, and annual Net Sales in a given year are US$2.5 billion, of which the US Net Sales are $1.0 billion, then the Net Sales for consideration of the Commercial Milestone shall be reduced by US$0.3 billion (US$1.0 billion * 30%).

(d)

Each Milestone Payment shall be deemed earned as of the first achievement of the corresponding Milestone, and shall be notified by Novartis to Conatus within [***] after achievement of the Milestone.  For the avoidance of doubt: (i) each Milestone Payment shall be payable only on the first occurrence of the Milestone; (ii) none of the Milestone Payments shall be payable more than once; and (iii) other than as expressly set forth above, no additional Milestone Payments shall be due for Milestones completed for the Development and Commercialization of additional Products or of Products for any additional indications or for any different Combination Products.

8.5	Royalty Payments.
(a)

In consideration of the licenses and rights to Novartis hereunder, during the applicable Royalty Term for Products or Royalty Term for Combination Products, as applicable, Novartis will make royalty payments to Conatus, on a Product-by-Product or Combination Product-by-Combination Product basis, based on annual, worldwide Net Sales of the Products or annual, worldwide Net Sales of the Combination Products, as applicable in the Territory by Novartis, its Affiliates and sublicensees, at the applicable rates set forth below.

Annual Net Sales of Products in the Territory in any Calendar Year by Novartis, its Affiliates or Sublicensees.	Royalty Rate outside the United States if the Parties Execute a Co-Commercialization Agreement	Royalty Rate if the Parties Do Not Execute a Co-Commercialization Agreement

[***]	[***]%	[***]%
[***]	[***]%	[***]%
[***]	[***]%	[***]%
[***]	[***]%	[***]%

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***]	[***]%	[***]%

Annual Net Sales of Combination Products in the Territory in any Calendar Year by Novartis, its Affiliates or Sublicensees.	Royalty Rate outside the United States if the Parties Execute a Co-Commercialization Agreement	Royalty Rate if the Parties Do Not Execute a Co-Commercialization Agreement

[***]	[***]%	[***]%
[***]	[***]%	[***]%
[***]	[***]%	[***]%
[***]	[***]%	[***]%
[***]	[***]%	[***]%
[***]	[***]%	[***]%
(b)

For example, in the event the Parties execute a Co-Commercialization Agreement, if the annual worldwide Net Sales of Products in a Calendar Year, after subtracting US Net Sales for the Conatus Profit and Loss Share, [***].

(c)

In the event the Parties execute a co-commercialization agreement pursuant to Section 7.2, the Net Sales for the US shall be excluded from calculation of annual worldwide Net Sales with regard to the royalty threshold set forth in Section 8.5(a), as applicable.

(d)

Royalty Term for Products.  Unless otherwise provided in this Agreement, royalties will be payable on a Product-by-Product and country-by-country basis from First Commercial Sale of such Product in such country until the later of (i) the expiration of the last to expire Valid Claim for a Product being sold in such country; (ii) the expiration of Regulatory Exclusivity for the Product in such country; and (iii) ten (10) years from the First Commercial Sale of such Product in such country (“Royalty Term for Products”).  Following the Royalty Term for Product on a Product-by-Product and country-by-country basis, the licenses granted to Novartis

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

with respect to the Product shall continue in effect, but become fully paid-up, sub-licensable, royalty-free, transferable, perpetual and irrevocable with respect to such Product and such country.
(e)

Royalty Term for Combination Products.  Unless otherwise provided in this Agreement, royalties will be payable on a Combination Product-by-Combination Product and country-by-country basis from First Commercial Sale of such Combination Product in such country until the later of (i) the expiration of the last to expire Valid Claim for a Combination Product being sold in such country; (ii) the expiration of Regulatory Exclusivity for the Combination Product in such country; and (iii) ten (10) years from the First Commercial Sale of such Combination Product in such country (“Royalty Term for Combination Products”).  Following the Royalty Term for Combination Products on a Combination Product-by-Combination Product and country-by-country basis, the licenses granted to Novartis with respect to the Combination Product shall continue in effect, but become fully paid-up, sub-licensable, royalty-free, transferable, perpetual and irrevocable with respect to such Combination Product and such country.

(f)	For the avoidance of doubt, royalties shall be payable only once with respect to the same unit of Product or Combination Product.
8.6

Loss of Market Exclusivity.  In the event of a Loss of Market Exclusivity in any country, for the remainder of the Royalty Term for Products or Royalty Term for Combination Products, as applicable, the royalty applicable to Net Sales of such Product or Combination Product in such country shall be equal to [***] percent ([***]%) of the weighted average royalty rate described above on worldwide Net Sales. In no event shall the royalty rate due to Conatus from Novartis be reduced by more than [***] percent ([***]%) in any given Calendar Quarter under this Section 8.6 and Section 8.7(c).  On a Product-by-Product or Combination Product-by-Combination Product and country-by-country basis, any royalties that Novartis is entitled to deduct that is reduced by the limitation on the deduction shall be carried forward and Novartis may deduct such amount from subsequent amounts due to Conatus until the full amount that Novartis was entitled to deduct is deducted.  For clarity, Novartis shall only be entitled to deduct carried forward amounts against future royalties for the applicable Product or Combination Product in the applicable country.

8.7	Third Party Obligations.
(a)

Novartis agrees to comply with all of Conatus’ obligations set forth in Section 2.5.3 of Stock Purchase agreement by and between Pfizer Inc. and Conatus, dated July 29, 2010 (the “Pfizer Agreement”) solely pertaining to any Product or

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Combination Product covered by a Conatus Patent which was acquired by Conatus under the Pfizer Agreement (i.e. IDN-6556), except that Conatus shall be solely responsible for the payment of Milestone and other consideration under the Pfizer Agreement. To the extent any terms, conditions and obligations contained in this Pfizer Agreement conflict with the terms in this Agreement, those in this Agreement shall prevail and control.

(b)

For avoidance of doubt, Conatus shall not be released from its obligations under the Pfizer Agreement and notwithstanding the provisions of this Section 8.7, Conatus shall remain primarily responsible for the payment of royalty, milestone and other payment obligations, if any, due to Third Parties under any Conatus Patents or Conatus Know-How which have been licensed to Conatus and are sublicensed to Novartis under this Agreement.  All such payments shall be made promptly by Conatus in accordance with the terms of the applicable license agreement(s), including but not limited to the Pfizer Agreement and the Sublicense Agreement between Conatus and Idun Pharmaceuticals, Inc., dated March 1, 2013 and side letter between Conatus and Thomas Jefferson University, dated May 4, 2016 (collectively, the “TJU Sublicense”) guaranteeing rights under such Sublicense Agreement.  For avoidance of doubt, no rights under the TJU Sublicense, including any Licensed Technology (as such term is defined in the TJU Sublicense), are granted by Conatus to Novartis under this Agreement.  If for any reason Conatus fails to timely pay any amounts due and payable under the Pfizer Agreement which have not been disputed in good faith and in accordance with the Agreement, Novartis shall have the right to step in and to pay such amounts directly to Pfizer and may deduct the same from any amounts it otherwise owes Conatus hereunder.

(c)

In the event that Novartis reasonably determines that it must acquire rights to intellectual property owned or controlled by a Third Party which would be infringed by a Conatus Compound or the Product as manufactured and formulated previously by Conatus as of the Execution Date for Clinical Supplies for the indication being marketed in a country (in addition to the Conatus Technology and outside the intellectual property falling under the scope of Section 2.4), Novartis shall have the right to negotiate to and acquire such rights through a license or otherwise and to deduct from the royalty payments due to Conatus [***] percent ([***]%) of the royalties paid by Novartis to such Third Party; provided, however, that in no event shall the royalty rate due to Conatus from Novartis be reduced by more than [***] percent ([***]%) in any Calendar Quarter under Section 8.6 and this Section 8.7(c).  Any amount that Novartis is entitled to deduct that is reduced by the limitation on the deduction shall be carried forward and Novartis may deduct such amount from subsequent amounts due to Conatus until the full amount that Novartis was entitled

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

to deduct is deducted. Conatus agrees to reasonably cooperate with Novartis to acquire such rights.
8.8

No Projections. Conatus and Novartis acknowledge and agree that nothing in this Agreement shall be construed as representing an estimate or projection of anticipated sales of any Product, and that the Milestones and Net Sales levels set forth above or elsewhere in this Agreement or that have otherwise been discussed by the Parties are merely intended to define the Milestone Payments and royalty obligations to Conatus in the event such Milestones or Net Sales levels are achieved.  NEITHER CONATUS NOR NOVARTIS MAKES ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, THAT NOVARTIS, ITS AFFILIATES OR SUBLICENSEES WILL BE ABLE TO SUCCESSFULLY DEVELOP OR COMMERCIALIZE ANY PRODUCT OR, IF COMMERCIALIZED, THAT ANY PARTICULAR NET SALES LEVEL OF SUCH PRODUCT WILL BE ACHIEVED.

9.REPORTS AND PAYMENT TERMS

9.1	Payment Terms.
(a)

Milestones: Novartis shall provide Conatus with written notice of the achievement of each clinical or regulatory Milestone within [***] days after such Milestone is achieved.  After receipt of such notice, Conatus shall submit an invoice to Novartis substantially in the form of Exhibit C for the corresponding Milestone Payment, provided that no such invoice shall be submitted prior to the License Effective Date.  Novartis shall make the corresponding Milestone Payment within [***] days after receipt of such invoice.

(b)

Planned Phase 2b Trials Reimbursement after the License Effective Date: Within [***] days of each Calendar Quarter during Planned Phase 2b Trials after the License Effective Date, Conatus shall submit an invoice (including a final detailed report of Out-of-Pocket Costs and Development FTE Costs incurred) to Novartis substantially in the form of Exhibit C for fifty (50%) percent of the Out-of-Pocket Costs and Development FTE Costs incurred for the Planned Phase 2b Trials during such Calendar Quarter after the License Effective Date. Novartis shall pay such invoiced amount within [***] days after receipt of such invoice.

(c)

Royalties: Within [***] days of each Calendar Quarter during the term of this Agreement following the First Commercial Sale of a Product or Combination Product, Novartis will provide to Conatus a Sales & Royalty Report.  After receipt of such report, Conatus shall submit an invoice to Novartis substantially in the form

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

of Exhibit C with respect to the royalty amount shown therein. Novartis shall pay such royalty amount within [***] days after receipt of such invoice.
(d)

Wire Transfers: All payments from Novartis to Conatus shall be made by wire transfer in US Dollars to the credit of such bank account as may be designated by Conatus on the respective invoices to Novartis.  Any payment which falls due on a date which is not a Business Day may be made on the next succeeding Business Day.

(e)

No Payments:  For the avoidance of doubt, except as set forth in Section 8.1, no payments shall become due and payable and neither Party will be obligated to reimburse the other Party for any costs incurred by the other Party under or in connection with this Agreement until the License Effective Date.

9.2

Currency.  All payments under this Agreement shall be payable in US dollars.  When conversion of payments from any foreign currency is required to be undertaken by Novartis, the USD equivalent shall be calculated using Novartis’ then-current standard exchange rate methodology as applied in its external reporting.

9.3	Taxes.
(a)

If any taxes are required to be withheld by Novartis from a payment made to Conatus pursuant to this Agreement, Novartis will: (i) deduct such taxes from the payment made to Conatus; (ii) timely pay the taxes to the proper taxing authority for the account of Conatus; (iii) send proof of payment to Conatus; and (iv) reasonably assist Conatus in its efforts to obtain a credit for such tax payment.  Each Party agrees to reasonably assist the other Party in lawfully claiming exemptions from and/or minimizing such deductions or withholdings under an applicable tax treaty and any applicable law.

(b)

If Novartis, its Affiliates, successors or sublicensees make payments under this Agreement that are subject to withholding tax and such withholding tax is in excess of the tax that would have been imposed on or deducted from such payment had it been made by a resident of Switzerland to a resident of the United States eligible to claim benefits under the double tax treaty between Switzerland and the United States (if any) in force at the time of the payment, the applicable payor shall increase its payment to the extent necessary so that after the deduction and withholding of the tax, Conatus receives the amount that it would have received had such payment been made by a resident of Switzerland to a resident of the United States eligible to claim benefits under the double tax treaty between Switzerland and the United States. In the event Novartis exercises its rights or performs its

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

obligations under this Agreement pursuant to the authority granted in Section 2.5 in a manner that would increase the tax burden on Conatus in a manner other than withholding taxes provided for in this Section 9.3(b), Novartis shall compensate Conatus for such additional tax burden.

9.4	Records and Audit Rights.
(a)

Each Party shall keep complete, true and accurate books and records in accordance with its Accounting Standards in relation to this Agreement, including, with respect to Novartis, in relation to Net Sales and royalties, and with respect to Conatus, in relation to the Out-of-Pocket Costs and Development FTE Costs.  Each Party will keep such books and records for at least [***] years following the calendar year to which they pertain.

(b)

The auditing Party may, upon written request, cause an internationally-recognized independent accounting firm (the “Auditor”), which is reasonably acceptable to the audited Party, to inspect the relevant records of the audited Party and its Affiliates to verify the, with respect to Novartis, the royalties payable by Novartis and the related reports statements and books of accounts, as applicable, and with respect to Conatus, the Out-of-Pocket Costs and FTE Costs, statements and books of accounts, as applicable.  Before beginning its audit, the Auditor shall execute an undertaking acceptable to the audited Party by which the Auditor agrees to keep confidential all information reviewed during the audit.  The Auditor shall have the right to disclose to the auditing Party only its conclusions regarding any payments owed under this Agreement.

(c)

The audited Party and its Affiliates shall make their records available for inspection by the Auditor during regular business hours at such place or places where such records are customarily kept, upon receipt of reasonable advance notice from the auditing Party. The records shall be reviewed solely to verify the accuracy of Novartis’ royalties or Conatus’ Out-of-Pocket Costs and FTE Costs, as the case may be, and compliance with this Agreement. Such inspection right shall not be exercised more than once in any calendar year and not more frequently than once with respect to records covering any specific period of time.  In addition, auditing Party shall only be entitled to audit the books and records of the audited Party from the [***] calendar years prior to the calendar year in which the audit request is made. The auditing Party agrees to hold in strict confidence all information received and all information learned in the course of any audit or inspection, except to the extent necessary to enforce its rights under this Agreement or to the extent required to comply with any law, regulation or judicial order.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(d)	The Auditor shall provide its audit report and basis for any determination to the audited Party at the time such report is provided to the auditing Party before it is considered final.
(e)	In the event that the final result of the inspection reveals an undisputed underpayment or overpayment by the audited Party, the underpaid or overpaid amount shall be settled promptly.
(f)

The auditing Party shall pay for such inspections, as well as its expenses associated with enforcing its rights with respect to any payments hereunder. In addition, if an underpayment of more than [***] percent ([***]%) of the total payments due for the applicable audit period is discovered, the fees and expenses charged by the Auditor shall be paid by the audited Party. The audited Party shall have the right to request a further determination by such Auditor as to matters which the audited Party disputes within [***] days following receipt of such report. The audited Party will provide the auditing Party and the Auditor with a reasonably detailed statement of the grounds upon which it disputes any findings in the audit report and the Auditor shall undertake to complete such further determination within [***] days after the dispute notice is provided, which determination shall be limited to the disputed matters. The Parties agree that they shall use reasonable efforts, through the participation of finance representatives of both companies, to resolve any dispute arising in relation to the Audit by good faith discussion.

9.5

Interest Due.  In the event that (a) any payment hereunder (including any royalty payment due by Novartis to Conatus under this Agreement) is made after the date such payment was due pursuant to the terms of this Agreement (other than the extent that a payment that is the subject of a good faith dispute between the Parties that has been outstanding for no more than [***] Business Days), and (b) such payment is overdue by more than [***] Business Days, Novartis shall pay interest to the other Party at the lesser of (i) the interest rate of [***] ([***]%) percent [***] or (ii) [***].

10.INTELLECTUAL PROPERTY RIGHTS

10.1	Ownership of Inventions.
(a)

All Know-How arising from the Parties’ activities under this Agreement, including any Patent Rights covering such inventions, made solely by employees or consultants of a Party shall be owned by such Party.

(b)	All such Know-How arising from the Parties’ activities under this Agreement, including any Patent Rights covering such inventions, made jointly by employees or

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

consultants of both Parties shall be owned jointly by the Parties as contemplated under US patent laws, including 35 U.S.C. § 262.  Conatus acknowledges and agrees that Conatus’ rights in any such Know-How and Patent Rights are exclusively licensed to Novartis for the Products in the Field.  Neither Party may use, or license to any Third Party, any Joint Know-How and Joint Patents for any other purpose outside Conatus Compounds and Products without accounting to or obtaining the approval of the other Party’s prior written consent.  Neither Party shall assign to any Third Party its interest in any Joint Patent without the other Party’s prior written consent (not to be unreasonably withheld), subject to Section 17.1.

(c)

Determination of inventorship shall be made in accordance with US patent laws and any Patent Rights with a named inventor that is an employee or consultant of each Party will be jointly owned by the Parties.  The Parties shall meet and discuss Joint Know-How and joint inventions pertaining to potential Joint Patents.

10.2	Patent Prosecution.
(a)

Conatus will be responsible for filing, prosecuting and maintaining the Conatus Patents at its own cost and expense, through a Third Party law firm mutually agreed between the Parties, such agreement not to be unreasonably withheld, delayed, or conditioned.  Novartis will fully cooperate with Conatus in connection with the filing, prosecution and maintenance of the Conatus Patents, including by providing access to relevant persons and executing all documentation reasonably requested by Conatus.  Conatus will consult with Novartis and keep Novartis reasonably informed and invite to give input of the status of such Conatus Patents, it being understood and agreed that Conatus shall make all decisions relating thereto.

(b)

After the License Effective Date, Conatus will notify Novartis of its decision as to the countries of the world in which it elects to file, prosecute and maintain each Conatus Patent and shall notify Novartis as to any decision to cease prosecution and/or maintenance of, or not to continue to pay the expenses of prosecution and/or maintenance of, any such Conatus Patent in any country in which it was filed.  Conatus will provide such notices at least [***] days prior to any filing or payment due date, or any other due date that requires action, in connection with such Patent Right.  In the event that Novartis wants to file patent applications in countries beyond those in which Conatus decided to seek patent protection, or if Novartis wants to prosecute and maintain such Conatus Patents in countries where Conatus has elected not to continue such prosecution or maintenance, Conatus shall permit Novartis, at its sole discretion and expense but in the name of Novartis to file or to continue prosecution or maintenance of such Conatus Patent.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c)

Novartis will be responsible for filing, prosecuting and maintaining Joint Patents, through a Third Party law firm mutually agreed between the Parties, the cost of which shall be borne solely by Novartis.  Conatus will fully cooperate with Novartis in connection with the filing, prosecution and maintenance of Joint Patents, including by providing access to relevant persons and executing all documentation reasonably requested by Novartis.  Novartis will consult with Conatus and keep Conatus reasonably informed and invite to give input of the status of such Joint Patents, it being understood and agreed that Novartis shall make all decisions relating thereto.   Novartis will notify Conatus of its decision as to the countries of the world in which it elects to file, prosecute and maintain each Joint Patent, and shall notify Conatus as to any decision to cease prosecution and/or maintenance of, or not to continue to pay the expenses of prosecution and/or maintenance of, any such Joint Patent in any country in which it was filed.  Novartis will provide such notices at least [***] days prior to any filing or payment due date, or any other due date that requires action, in connection with such Patent Right.  In the event that Conatus wants to file patent applications in countries beyond those in which Novartis has decided to seek patent protection, or if Conatus wants to prosecute and maintain such Joint Patents in countries where Novartis has elected not to continue such prosecution or maintenance, Novartis shall permit Conatus, at its sole discretion and expense but in the name of Conatus and Novartis jointly to file or to continue prosecution or maintenance of such Joint Patent.

(d)

After the License Effective Date, in the event that any patent or patent application included in Conatus Patents or Joint Patents is challenged by a Third Party, including opposition or reexamination, the Parties agree to cooperate with each other in the defense of such patent or patent application, with Novartis responsible for the costs associated with such defense, provided that each of Conatus and Novartis shall be responsible for [***] percent ([***]%) of the costs associated with the defense of any Conatus Patents in the United States, the Major European Markets and/or Japan.  [***]  Notwithstanding the foregoing, the cost and defense of any patent challenges filed (e.g. as a counterclaim) in connection with an infringement action brought under Section 10.3 shall be controlled by and defended at the expense of the Party bringing such infringement action.  In the event Novartis is controlling the defense of a challenge to a Conatus Patent or Joint Patents by reason of this Section 10.2(d) or 10.3, Novartis shall meet and confer with Conatus on a periodic basis to discuss such defense and shall consider in good faith any issues raised by Conatus.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.3	Patent Infringement.
(a)

Each Party will promptly notify the other of any infringement by a Third Party of any of the Conatus Technology or Joint Technology in the Field in the Territory of which it becomes aware, including any “patent certification” filed in the United States under 21 U.S.C. §355(b)(2) or 21 U.S.C. §355(j)(2) or similar provisions in other jurisdictions and of any declaratory judgment, opposition, or similar action alleging the invalidity, unenforceability or non-infringement of any of the Conatus Patents or Joint Patents which relates to Products or Combination Products (collectively “Third Party Infringement”).

(b)

After the License Effective Date, Novartis will have the first right to bring and control any legal action in connection with the Third Party Infringement at its own expense as it reasonably determines appropriate, and Conatus shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.  If Novartis fails to either (i) bring an action or proceeding with respect to, or (ii) otherwise terminate, infringement of any Conatus Patent or Joint Patent (A) within [***] days following the notice of alleged infringement or (B) prior to [***] days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, Conatus shall have the right, upon written notice to Novartis, to bring and control any such action at its own expense and by counsel of its own choice, and Novartis shall have the right, at its own expense, to be represented in any such action by counsel of its own choice; provided, however, that if Novartis notifies Conatus in writing prior to [***] days before such time limit for the filing of any such action that Novartis intends to file such action before the time limit, then Novartis shall be obligated to file such action before the time limit, and Conatus will not have the right to bring and control such action.

(c)

At the request of the enforcing Party, the other Party shall provide reasonable assistance in connection therewith, including by executing reasonably appropriate documents, cooperating in discovery and joining as a party to the action if required.

(d)

In connection with any such proceeding, Novartis shall not enter into any settlement admitting the invalidity of, or otherwise impairing Conatus’ rights in, the Conatus Patents without the prior written consent of Conatus, which will not be unreasonably withheld or delayed.

(e)

Any recoveries resulting from such an action relating to a claim of Third Party Infringement shall be first applied against payment of each Party’s costs and expenses in connection therewith.  In the event that Novartis brought such action,

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

any remainder will be retained by (or if received by Conatus, paid to) Novartis; provided, however, that any portion of such remainder that is attributable to lost profits with respect to the applicable Product(s) and/or Combination Products shall be subject to a royalty payment to Conatus (if applicable) as if such portion was Net Sales under this Agreement.  In the event that Conatus brought such action, any remainder shall retained by Conatus.

(f)

For avoidance of doubt, after the License Effective Date, in the event that the European Unified Patent Court (“UPC”) comes into existence, the decision on whether to opt-in or opt-out of the UPC for the Conatus Patents and/or Joint Patents (as the case may be), shall be made (i) [***]

10.4

Product Marks.  Novartis shall have the sole right to select the name of the Products and Combination Products using any trademarks and/or trade names it determines appropriate for the Products and Combination Products, which may vary by country or within a country (“Product Marks”).  Novartis shall own all rights in the Product Marks and register and maintain the Product Marks in the countries and regions it determines reasonably necessary.

10.5

Patent Extensions.  The Parties shall cooperate in obtaining patent term restoration (under but not limited to Drug Price Competition and Patent Term Restoration Act), supplemental protection certificates or their equivalents, and patent term extensions with respect to the Conatus Patents and/or Joint Patents in any country and/or region where applicable.  Novartis shall have the final say in deciding such Patent Extensions.  Conatus shall provide all reasonable assistance requested by Novartis, including permitting Novartis to proceed with applications for such in the name of Conatus, if deemed appropriate by Novartis, and executing documents and providing any relevant information to Novartis.

10.6

Patent Listing. Novartis will promptly, accurately and completely list, with the applicable Regulatory Authorities during the Agreement Term, all applicable Patent Rights that relate to a Product or Combination Product. Prior to such listings, the Parties will meet to evaluate and identify all applicable Patent Rights, and Novartis will have the right to review, where reasonable, original records relating to any invention for which Patent Rights are being considered for any such listing. Notwithstanding the preceding sentence, Novartis will retain final decision-making authority as to the listing of all applicable Patent Rights provided such decision is in compliance with applicable law.

10.7 Patent Challenge.

(a)	Neither Novartis nor any of its Affiliates will willfully bring, or participate in a Patent Challenge. [***].

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)	Neither Conatus nor any of its Affiliates will willfully bring, or participate in a Patent Challenge.
(c)	Section 10.7(a) and (b) shall not apply in the event Novartis or its Affiliates or Conatus or its Affiliates:

[***].

(d)

If a Patent Challenge is brought by any Third Party to which Novartis or its Affiliates has granted a sub-license under this Agreement to either a Product or Combination Products, Novartis shall within [***] days written notice from Conatus, terminate all such sublicenses granted to such sublicensee hereunder. [***].

11.CONFIDENTIALITY

11.1

  Duty of Confidence.  Subject to the other provisions of this Article 11, all Confidential Information disclosed by a Party or its Affiliates under this Agreement will be maintained in confidence and otherwise safeguarded by the recipient Party and its Affiliates.  The recipient Party may only use any such Confidential Information for the purposes of this Agreement and pursuant to the rights granted to the recipient Party under this Agreement.  Subject to the other provisions of this Article 11, the recipient Party and its Affiliates shall hold as confidential such Confidential Information of the other Party or its Affiliates in the same manner and with the same protection (in no case less than reasonable care) as such recipient Party maintains its own confidential information.  Subject to the other provisions of this Article 11, a recipient Party may only disclose Confidential Information of the other Party to: (i) its Affiliates and sublicensees; and (ii) employees, agents, contractors, consultants and advisers of the Party and its Affiliates and sublicensees, in each case to the extent reasonably necessary for the purposes of, and for those matters undertaken pursuant to, this Agreement, and, in the case of Conatus, pursuant to Conatus’ retained rights hereunder; provided that such persons are bound to maintain the confidentiality of the Confidential Information in a manner consistent with the confidentiality provisions of this Agreement.

11.2	Exceptions. The obligations under this Article 11 shall not apply to any information to the extent the recipient Party can demonstrate by competent evidence that such information:
(a)	is (at the time of disclosure) or becomes (after the time of disclosure) known to the public or part of the public domain through no breach of this Agreement by the recipient Party or its Affiliates;

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)	was known to, or was otherwise in the possession of, the recipient Party or its Affiliates prior to the time of disclosure by the disclosing Party or any of its Affiliates;
(c)

is disclosed to the recipient Party or an Affiliate on a non-confidential basis by a Third Party who is entitled to disclose it without breaching any confidentiality obligation to the disclosing Party or any of its Affiliates; or

(d)

is independently developed by or on behalf of the recipient Party or its Affiliates, as evidenced by written records, without access or reference to the Confidential Information disclosed by the disclosing Party or its Affiliates under this Agreement.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the recipient Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the recipient Party.  Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the recipient Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the recipient Party unless the combination and its principles are in the public domain or in the possession of the recipient Party.

11.3	Authorized Disclosures.
(a)

In addition to disclosures allowed under Section 11.2, each Party, its Affiliates and sublicensees may disclose the other Party’s Confidential Information to the extent such disclosure is necessary in the following instances: (i) filing or prosecuting Patent Rights as contemplated by this Agreement; (ii) in connection with Regulatory Filings for Products and Combination Products; (iii) prosecuting or defending litigation as contemplated by this Agreement; (iv) complying with applicable court orders or governmental regulations; or (v) to the extent otherwise necessary or appropriate in order to fulfill its obligations or exercise its rights hereunder.

(b)

In addition, Novartis and its Affiliates and sublicensees may disclose Conatus Know-How which constitutes Confidential Information of Conatus to Third Parties as may reasonably useful or necessary in connection with the research, Development, manufacture or Commercialization of the Product(s) as contemplated by this Agreement, including in connection with sublicensing and subcontracting transactions, provided that such disclosee are bound by obligations of confidentiality and non-use at least as equivalent in scope as those set forth in this Article 11 prior to such disclosure.

(c)	(A) Conatus and its Affiliates may disclose Confidential Information of Novartis and the terms of this Agreement to any bona fide potential or actual investors,

consultants, advisors, subject to entering into the confidentiality obligations described below.  Any disclosure made by Conatus pursuant to this Section 11.3(c) may only be made to persons who have, prior to any disclosure, agreed in writing to be bound by confidentiality obligations no less strict than those set forth herein.

(d)

In the event the recipient Party is required to disclose Confidential Information of the disclosing Party by law or in connection with bona fide legal process, such disclosure shall not be a breach of this Agreement; provided that the recipient Party (i) informs the disclosing Party as soon as reasonably practicable of the required disclosure; (ii) limits the disclosure to the required purpose; and (iii) at the disclosing Party’s request and expense, assists in an attempt to object to or limit the required disclosure.

11.4

Ongoing Obligation for Confidentiality.  Upon early termination of this Agreement for any reason, each Party and its Affiliates shall promptly return to the other Party or destroy any Confidential Information disclosed by the other Party, except for one copy which may be retained in its confidential files for archive purposes.

12.TERM AND TERMINATION

12.1

Term.  The term of this Agreement will commence upon the Execution Date and continue, on a Product-by-Product, Combination Product-by-Combination Product, and country-by-country basis, until the expiration of the royalty obligations of Novartis with respect to the applicable Product or Combination Product, unless earlier terminated as permitted by this Agreement.  Upon the natural expiration of the term of this Agreement, on a Product-by-Product, Combination Product-by-Combination Product, and country-by-country basis, the licenses granted to Novartis hereunder shall continue in effect, as fully paid-up, sub-licensable, royalty-free, transferable, perpetual and irrevocable with respect to such Conatus Compound, Product, Combination Product and such country.

12.2

Termination for Cause.  If either Novartis or Conatus is in material breach of any material obligation hereunder, the non-breaching Party may give written notice to the breaching Party specifying the claimed particulars of such breach, and in the event such material breach is not cured within [***] days after such notice, the non-breaching Party shall have the right thereafter to terminate this Agreement immediately by giving written notice to the breaching Party to such effect; provided, however, that if such breach is capable of being cured but cannot be cured within such [***] day period and the breaching Party initiates actions to cure such breach within such period and thereafter diligently pursues such actions, the breaching Party shall have such additional period as is reasonable in the circumstances to cure such breach.  In the event that arbitration is commenced with

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

respect to any alleged breach hereunder, no purported termination of this Agreement pursuant to this Section 12.2 shall take effect until the resolution of such arbitration.  Any termination by any Party under this Section 12.2 and the effects of termination provided herein shall be without prejudice to any damages or other legal or equitable remedies to which it may be entitled from the other Party.

12.3

Termination for Insolvency.  Either Conatus or Novartis may terminate this Agreement without notice if an Insolvency Event occurs in relation to the other Party.  In any event a Party first becomes aware of the likely occurrence of any Insolvency Event in regard to that Party, it shall promptly so notify the other Party in sufficient time to give the other Party sufficient notice to protect its interests under this Agreement.

12.4

Termination by Novartis Without Cause.  After the License Grant Effective Date, Novartis may terminate this Agreement without cause at any time after the License Effective Date in its entirety on a Product by Product, Combination Product by Combination Product or country by country basis at any time on one hundred and eighty (180) days prior written notice.

12.5

Termination by Novartis for Safety Concern or Technical Failure.  Novartis may terminate this Agreement at any time after the License Effective Date, with immediate effect on a Product-by-Product or country-by-country basis if a Safety Concern or Technical Failure arises.

12.6	Rights in Bankruptcy.
(a)

All licenses granted under or pursuant to this Agreement are, and will otherwise be deemed to be, for purposes of Section 365(n) of the US Bankruptcy Code (the “Code”) and any similar laws in any other country in the Territory, licenses of rights to “intellectual property” as defined under Section 101 of the Code.  The Parties agree that Novartis, as licensee of such rights under this Agreement, will retain and may fully exercise all of its protections, rights and elections under the Code and any similar laws in any other country in the Territory.  The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against any Conatus under the Code and any similar laws in any other country in the Territory, Novartis will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and the same, if not already in its possession, will be promptly delivered to it (i) upon any such commencement of a bankruptcy proceeding upon its written request therefor, unless Conatus elects to continue to perform all of its obligations under this Agreement, or (ii) if not delivered under (i) above, upon written request therefor by Novartis following the rejection of this Agreement by or on behalf of Conatus.

(b)

All rights, powers and remedies of Novartis provided for in this Section 12.6 are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including, without limitation, under the Code and any similar laws in any other country in the Territory).  In the event of the Bankruptcy of Conatus, Novartis, in addition to the rights, power and remedies expressly provided herein, shall be entitled to exercise all other such rights and powers and resort to all other such remedies as may now or hereafter exist at law or in equity (including, without limitation, under the Code and any similar laws in any other country in the Territory).  The Parties agree that they intend the following Novartis rights to extend to the maximum extent permitted by law, including for purposes of the Code and any similar laws in any other country in the Territory:  (i) the right of access to any intellectual property (including all embodiments thereof) of Conatus, or any Third Party with whom Conatus contracts to perform an obligation of Conatus under this Agreement which is necessary for the Development, registration, manufacture and/or Commercialization of Products or Combination Products in the Territory; (ii) the right to contract directly with any Third Party described in (i) to complete the contracted work, and (iii) the right to cure any breach of or default under any such agreement with a Third Party and set off the costs thereof against amounts payable to Conatus under this Agreement.

13.EFFECT OF TERMINATION

13.1	Termination by Novartis for Cause or Insolvency. Upon termination of this Agreement by Novartis pursuant to Sections 12.2 or 12.3:
(a)

the licenses and other rights granted by Conatus to Novartis under the Conatus Technology and Conatus’ interest in any Joint Technology will remain in effect in accordance with their respective terms; provided, however, that

(i)	the License granted to Novartis in Section 2.4 shall become a perpetual, sub-licensable, transferable, perpetual and irrevocable license;
(ii)

Novartis  shall continue to make all Milestone Payments and royalty payments in accordance with the terms of this Agreement, except that solely with respect to a termination under Section 12.2 for a material breach by Conatus that results or is reasonably likely to result in a serious impairment of the rights licensed to Novartis under this Agreement or Novartis’ exercise of such rights, or the commercial prospects or potential for Products or Combination Products, the amount of any future Milestone Payments and royalties applicable to future Net Sales of Products and Combination Products shall be reduced by fifty percent (50%).  Such reduction in Milestone Payments and royalties shall be credited against any monetary damages obtained by Novartis in a final judgment or arbitration award as a result of Conatus’ breach.
(iii)

Novartis shall have the right to offset the full amount of any remaining monetary damages (i.e. in excess of the reduction set forth in subsection (ii) above) against any Milestone Payments and/or royalties;

(b)	Conatus and Novartis shall continue to have the right to prosecute, maintain, enforce and defend the Conatus Patents and Joint Patents as specified in Section 10.2;
(c)	Section 2.6(a) shall survive with respect to Conatus in accordance with its terms on a Product-by-Product and country-by-country basis until the expiration of the royalty obligations of Novartis; and
(d)	Except as set forth in this Section 13.1, the rights and obligations of the Parties hereunder shall terminate as of the effective date of such termination.
13.2	Termination by Conatus for Cause or by Novartis Without Cause. Upon termination of this Agreement by Conatus pursuant to Sections 12.2 or 12.3 or by Novartis pursuant to Section 12.4:
(a)

The License granted to Novartis in Section 2.4 shall terminate and revert to Conatus, and Novartis, its Affiliates and sublicensees shall not have the right to use, and shall cease the use of, any and all Conatus Technology, including in connection with any Product and/or Combination Product;

(b)	[***];
(c)

The exclusive license granted to Conatus as described in Section 13.2(b) will include the right to use clinical and regulatory data relating to the applicable Products and information generated by Novartis for regulatory purposes in the format existing at the time of termination;

(d)

Novartis will and hereby does assign effective as of the effective date of such termination, at Novartis’ sole cost (excluding Conatus’ internal costs), to Conatus all of its right, title and interest in and to all United States and foreign regulatory submissions and Regulatory Approvals with respect to the applicable Products and all drug master files and drug dossiers with respect to the applicable Products (other than those related to Novartis’ manufacturing facilities) and shall reasonably

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

cooperate with Conatus in connection with the transfer of such Regulatory Approvals from Novartis and/or its Affiliates or sublicensees to Conatus;
(e)

Upon request of Conatus if made within [***] days of the date of termination of the Agreement, Novartis shall promptly, unless expressly prohibited by any Regulatory Authority, transfer sponsorship and control, at Novartis’ sole cost, to Conatus of all Ongoing Clinical Trials of Products and continue to conduct such Ongoing Clinical Trials, at Novartis’ sole cost, after the effective date of termination until such trials are completed, i.e means the finalization of the last clinical study report;

(f)

Reasonably cooperate with Conatus, cause its Affiliates to reasonably cooperate with Conatus and use commercially reasonable efforts to require any Third Party with which Novartis has an agreement with respect to the conduct of clinical trials for Products or the Manufacture of Products (including agreements with contract manufacturing organizations, contract research organizations, clinical sites and investigators), to reasonably cooperate with Conatus in order to accomplish the transfer, at Novartis’ sole cost, to Conatus of similar rights as held by Novartis under its agreements with such Third Parties;

(g)

Conatus shall have the right, but not the obligation, to purchase from Novartis some or all of the Conatus Compound, Products, then in Novartis’ inventory at a price equal to the Novartis book value as recorded by Novartis in accordance with Accounting Standards.  Conatus shall notify Novartis whether Conatus elects to exercise such purchase right within [***] days after the grant of a license to Conatus pursuant to Section 13.2(b), or, where no such negotiation takes place within [***] months after the date of such termination;

(h)

If this Agreement is terminated by Novartis on a country-by-country basis, then Novartis covenants that Novartis shall cease (and not restart) Development and Commercialization of the Conatus Compounds, Product and/or Combination Products in any country where this Agreement has been terminated and shall provide, upon Conatus written request, reasonable effort to transfer to Conatus any on-going Development, manufacture or Commercialization of such Product in such county;

(i)	Except as set forth in this Section 13.2, the rights and obligations of the Parties hereunder shall terminate as of the date of such termination; and
(j)	In the event that this Agreement is terminated under this Section 13.2 with respect to only certain Product(s), Combination Products or certain country(ies), the

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

provisions of this Section 13.2 shall apply only with respect to the terminated Product(s), Combination Product(s) or country(ies), as applicable.
13.3	Termination by Novartis for Safety Concern or Technical Failure. Upon termination of this Agreement by Novartis pursuant to Section 12.5:
(a)

The License granted to Novartis in Section 2.4 shall terminate and revert to Conatus, and Novartis, its Affiliates and sublicensees shall not have the right to use, and shall cease the use of, any and all Conatus Technology, including in connection with any Product and/or Combination Product;

(b)	[***];
(c)

any license granted to Conatus as described in Section 13.3(b) will include the right to use clinical and regulatory data and information generated by Novartis for regulatory purposes relating to the applicable Products;

(d)

Novartis will transfer and hereby does assign effective as of the effective date of such termination, to Conatus all of its right, title and interest in and to all United States and foreign regulatory submissions and Regulatory Approvals with respect to the applicable Products and all drug master files and drug dossiers with respect to the applicable Products (other than those related to Novartis’ manufacturing facilities);

(e)

upon request of Conatus if made within [***] days of the date of termination of the Agreement, Novartis shall promptly, unless expressly prohibited by any Regulatory Authority, transfer sponsorship and control, to Conatus of all clinical trials of Products being conducted as of the effective date of termination and wind-down trials related to the applicable Product as mandated by the Regulatory Authorities.

(f)

reasonably cooperate with Conatus, cause its Affiliates to reasonably cooperate with Conatus and use commercially reasonable efforts to require any Third Party with which Novartis has an agreement with respect to the conduct of clinical trials for Products or the Manufacture of Products (including agreements with contract manufacturing organizations, contract research organizations, clinical sites and investigators), to reasonably cooperate with Conatus in order to accomplish the transfer, to Conatus of similar rights as held by Novartis under its agreements with such Third Parties;

(g)	Conatus shall have the right, but not the obligation, to purchase from Novartis some or all of the Conatus Compound, Products, then in Novartis’ inventory at a price

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

equal [***].  Conatus shall notify Novartis whether Conatus elects to exercise such purchase right within [***] days after the grant of a license to Conatus pursuant to Section 13.3(b), or, where no such negotiation takes place within [***] months after the date of such termination;

(h)

If this Agreement is terminated by Novartis on a country-by-country basis, then Novartis covenants that Novartis shall cease (and not restart) Development and Commercialization of the Conatus Compounds, Product and/or Combination Products in any country where this Agreement has been terminated and shall provide, upon Conatus written request, reasonable effort to transfer to Conatus any on-going Development, manufacture or Commercialization of such Product in such county;

(i)	Except as set forth in this Section 13.3, the rights and obligations of the Parties hereunder shall terminate as of the date of such termination; and
(j)

In the event that this Agreement is terminated under this Section 13.3 with respect to only certain Product(s), Combination Products or certain country(ies), the provisions of this Section 13.3 shall apply only with respect to the terminated Product(s), Combination Product(s) or country(ies), as applicable.

13.4

Expiration of Option. In the event the Option expires pursuant to Section 2.3, Novartis shall not be obligated to pay Conatus the License Grant Fee or make any reimbursements to Conatus and this Agreement shall be deemed terminated in its entirety and shall have no further force or effect.

13.5

Survival.  Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination.  Without limiting the foregoing, the provisions of Articles 1, 13, 15, 16 and 17, and Sections (i) 8.4-8.8 and 9.1(a), 9.1(c), 9.1(d), and 9.2 – 9.5 (to the extent that Novartis continues to be obligated to pay Milestone Payments and/or royalties to Conatus pursuant to the applicable provisions of Article 13), (ii) 10.2 – 10.6 (to the extent that the licenses granted to Novartis survive pursuant to the applicable provisions of Article 13) and (iii) 10.1 and 12.6, shall survive expiration or termination of this Agreement.  In the event this Agreement is terminated before the waiting period provided by the HSR Act has terminated or expired without any action by any government agency or challenge to the transaction contemplated under this Agreement or any other timeline required by another relevant agency or authority, only the provisions of Articles 1, 13, 15, 16 and 17, and Sections 8.1, 9.5, 10.1 and 12.6, shall survive termination of this Agreement. The provisions of Article 11 (Confidentiality) shall survive any termination or expiration of this Agreement for a period of ten (10) years after such termination or expiration.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

13.6

Termination Not Sole Remedy.  Termination is not the sole remedy under this Agreement and, whether or not termination is effected and notwithstanding anything contained in this Agreement to the contrary, all other remedies will remain available except as agreed to otherwise herein.

14.REPRESENTATIONS, WARRANTIES AND COVENANTS

14.1	Representations and Warranties by Each Party. Each Party represents and warrants to the other as of the Execution Date that:
(a)	it is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation;
(b)

it has full corporate power and authority to execute, deliver, and perform this Agreement, and has taken all corporate action required by law and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement;

(c)	this Agreement constitutes a valid and binding agreement enforceable against it in accordance with its terms;
(d)	such Party is not aware of any impediment that would inhibit such Party’s ability to perform the terms and conditions imposed on such Party by this Agreement;
(e)

such Party has enforceable written agreements with all of its employees, consultants, or independent contractors who receive Confidential Information under this Agreement obligating them to keep such information confidential and to use such information only as permitted in this Agreement, and assigning to such Party ownership of all intellectual property rights created in the course of their employment;

(f)

other than compliance with the HSR Act, all consents, approvals and authorizations from all governmental authorities or other Third Parties required to be obtained by such Party in connection with this Agreement have been obtained; and

(g)

the execution and delivery of this Agreement and all other instruments and documents required to be executed pursuant to this Agreement, and the consummation of the transactions contemplated hereby and thereby do not and shall not (i) conflict with or result in a breach of any provision of its organizational documents, (ii) result in a breach of any agreement to which it is a party; or (iii) violate any law.

14.2	Representations and Warranties by Conatus. Conatus represents and warrants to Novartis as of the Execution Date that:
(a)

Exhibit B sets forth a complete, exhaustive and accurate list of (i) all Conatus Patents in existence as of the Execution Date, indicating the owner, Conatus and/or co-owner(s) thereof if any such Conatus Patent is not solely owned by Conatus and (ii) all agreements that are in force as of the Execution Date under which any of the Conatus Patents are licensed to Conatus;

(b)

Conatus is the sole and exclusive owner, or exclusive licensee of all of the Conatus Patents existing on the Execution Date free from Encumbrances and is or will be listed in the records of the appropriate governmental agencies as the sole and exclusive owner of record of each registration, grant and application included in the Conatus Patents that is owned by Conatus;

(c)

all of its employees, officers, and consultants involved or to be involved in the research or Development of the Conatus Compound or Product have executed agreements or have existing obligations under applicable laws requiring assignment to Conatus of all inventions made during the course of and as the result of their association with Conatus and obligating the individual to maintain as confidential Conatus’ Confidential Information as well as confidential information of other parties (including Novartis and its Affiliates) which such individual may receive, to the extent required to support Conatus’ obligations under this Agreement;

(d)

to Conatus’ Knowledge, Conatus is not in violation of the Pfizer Agreement or any other Third Party agreements by which Conatus has been licensed intellectual property owned by Third Parties and further that such Third Party agreements, including the Pfizer Agreement are valid and are in full force and effect and constitute legal, valid and binding obligations of Conatus;

(e)	Conatus has the right, and obtained all necessary consents to assignments required to grant to Novartis the licenses under the Conatus Patents and Conatus Know-How that it purports to grant hereunder;
(f)

Conatus has the right to use and disclose and to enable Novartis to use and disclose (in each case under appropriate conditions of confidentiality) the Conatus Know-How within the scope of the license(s) granted to Novartis hereunder, free from Encumbrances;

(g)

To Conatus’ Knowledge, there are no claims, challenges, oppositions, interference or other proceedings pending or threatened against the Conatus Patents, and Conatus has filed and prosecuted patent applications within the Conatus Patents in good faith and complied with all duties of disclosure with respect thereto;

(h)	To Conatus’ Knowledge, there are no claims, challenges or other proceedings pending or threatened against any of the Conatus Know-How;
(i)

all application, registration, maintenance and renewal fees in respect of the Conatus Patents as of the Execution Date have been paid (to the extent due) and all necessary documents and certificates have been filed with the relevant agencies for the purpose of maintaining the Conatus Patents;

(j)	Conatus has not granted to any Third Party, including any academic organization or agency, any rights to Commercialize the Conatus Compounds or Product;
(k)

Conatus is not aware, after reasonable inquiry, of any Third Party rights or technology not included in the Conatus Technology that is necessary and/or used for the Development of the Conatus Compounds and/or Products as they exist as of the Execution Date;

(l)

To Conatus’ Knowledge, the research, Development, registration, manufacture, use or Commercialization of the Product as they exist as of the Execution Date do not infringe the Patent rights of any Third Party and the research, Development, use and manufacture of the Conatus Compounds and Product has been conducted by Conatus without infringing the Patent Rights or misappropriating the Know-How of any Third Party, and Conatus has not received any written notice alleging such infringement or misappropriation;

(m)

Conatus has not initiated or been involved in any proceedings or claims in which it alleges that any Third Party is or was infringing or misappropriating any Conatus Technology, nor have any such proceedings been threatened by Conatus, nor does Conatus know of any valid basis for any such proceedings;

(n)

no officer or employee of Conatus is subject to any agreement with any other Third Party which requires such officer or employee to assign any interest in any Conatus Technology relating to the Conatus Compounds or Product to any Third Party;

(o)	Conatus has taken all reasonable precautions to preserve the confidentiality of the Conatus Know-How, to the extent such Conatus Know-How is not generally known in the relevant technical field;
(p)

Conatus has not entered into a government funding relationship that would result in rights to any Conatus Compounds or Product residing in the US Government, National Institutes of Health, National Institute for Drug Abuse or other agency, and the licenses granted hereunder are not subject to overriding obligations to the US Government as set forth in Public Law 96‑517 (35 U.S.C. 200‑204), as amended, or any similar obligations under the laws of any other country;

(q)

Conatus has not granted any Third Party rights that would otherwise interfere or be inconsistent with Novartis’ rights hereunder in a material manner, and there are no agreements or arrangements to which Conatus or any of its Affiliates is a party relating to the Products, Conatus Compounds, Conatus Patents, or Conatus Know-How that limit or are reasonably likely to limit the rights granted to Novartis under this Agreement or that restrict or are reasonably likely to result in a restriction on Novartis’ ability to Develop, manufacture, register, use or Commercialize the Conatus Compounds, Product and the Combination Products in the Territory;

(r)

Conatus has provided Novartis with a copy of each agreement under which it obtains rights to any of the Conatus Patents, which copy sets forth all of Conatus’ rights and obligations with regard to such agreement; and

(s)

To Conatus’ Knowledge, neither Conatus nor any of its Affiliates has committed any act which amounts to a material breach of any of Conatus’ obligations under any agreement under which it obtains rights to any of the Conatus Technology.

14.3	Covenants.
(a)	Conatus covenants and agrees that:
(i)

it will not grant any interest in the Conatus Technology or Joint Technology which is inconsistent with the terms and conditions of this Agreement nor shall Conatus assign its right, title or interest in or to the Conatus Technology or Joint Technology to any Third Party other than in connection with a permitted assignment under Section 17.1;

(ii)

it will not amend or modify the terms of any agreement under which it obtains rights to any of the Conatus Technology in a way that materially affects Novartis’ rights under this Agreement without the prior written consent of Novartis;

(iii)

it will not exercise any right to terminate any agreement under which it obtains rights to any of the Conatus Technology, provided such rights fall with the scope of the license(s) granted to Novartis hereunder, without the prior written consent of Novartis;

(iv)

Conatus and its Affiliates will comply with, perform and observe in all material respects all obligations under each agreement under which it obtains rights to any of the Conatus Technology, and will not commit any act or fail to perform any obligation which would amount to a default or event of default or which, with the giving of notice, the lapse of time or the happening of any other event or condition would become a default or event of default thereunder or give rise to any right of the applicable counterparty to terminate any such agreement or any part thereof;
(v)

it shall maintain insurance with respect to its activities and obligations under this Agreement in such amounts as are commercially reasonable in the industry for companies conducting similar business and shall require any of its Affiliates undertaking activities under this Agreement to do the same;

(vi)

it shall use only Clinical Supplies of Conatus Compound and Product manufactured by or on behalf of Conatus in compliance with cGCP and cGMP and use only the active pharmaceutical ingredient on stock with Conatus as of the Execution Date;

(vii)

it shall use only Clinical Supplies of Conatus Compound and Product manufactured by or on behalf of Conatus in compliance with cGCP and cGMP without any change to the Conatus product quality for the Planned Phase 2b Trials; and

(viii)

all Planned Phase 2b Trials will be completed with the Clinical Supplies released by Conatus and/or its supplier, without need for manufacturing of new active pharmaceutical ingredient in any of the Planned Phase 2b Trials.

(b)	Novartis covenants and agrees that:
(i)	it will not grant any interest in the Conatus Technology or Joint Technology which is inconsistent with the terms and conditions of this Agreement;
(ii)	it will not engage in any activities that use the Conatus Technology or Joint Technology in a manner that is outside the scope of the rights granted to it hereunder;
(iii)

it has obtained, and during the term of this Agreement will maintain, all licenses, authorizations, and permissions necessary under applicable law for the meeting and performing its obligations under this Agreement and all such licenses, authorizations, and permissions are in full force and effect;

(iv)	it shall use only Clinical Supplies of Conatus Compound and Product and Combination Product manufactured by or on behalf of Novartis in compliance with cGCP and cGMP; and

(v)

all of its activities related to its use of the Conatus Technology or Joint Technology, and the Development and Commercialization of the Products and Combination Products, pursuant to this Agreement will comply with all applicable laws.

(c)

Each Party covenants and agrees that (i) neither such Party nor, to the Knowledge of such Party, any employee, agent or subcontractor of such Party to be involved in the Development of the Conatus Compounds, the Products or Combination Products, has been debarred under Subsection (a) or (b) of Section 306 of the Federal Food, Drug and Cosmetic Act (21 U.S.C. 335a); (ii) no Person who is known by such Party to have been debarred under Subsection (a) or (b) of Section 306 of said Act will be employed by such Party in the performance of any activities hereunder; and (iii) to the Knowledge of such Party, no Person on any of the FDA clinical investigator enforcement lists (including, but not limited to, the (1) Disqualified/Totally Restricted List, (2) Restricted List and (3) Adequate Assurances List) will participate in the performance of any activities hereunder; and (iv) if, at any time after execution of this Agreement, it becomes aware that it or any employee, agent or subcontractor of such Party who participated, or is participating, in the performance of any activities hereunder is on, or is being added to the FDA Debarment List or any of the three (3) FDA Clinical Investigator Restriction Lists referenced in Section 14.3(c)(iii), it will provide written notice of this to the other Party within [***] Business Days of its becoming aware of this fact.

14.4

No Other Warranties.  EXCEPT AS EXPRESSLY STATED IN THIS ARTICLE 14, (A) NO REPRESENTATION, CONDITION OR WARRANTY WHATSOEVER IS MADE OR GIVEN BY OR ON BEHALF OF NOVARTIS OR CONATUS; AND (B) ALL OTHER CONDITIONS AND WARRANTIES WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE ARE HEREBY EXPRESSLY EXCLUDED, INCLUDING ANY CONDITIONS AND WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

15.INDEMNIFICATION; LIABILITY

15.1

Indemnification by Conatus.  Conatus shall indemnify and hold Novartis, its Affiliates and sublicensees, and their respective officers, directors and employees (“Novartis Indemnitees”) harmless from and against any Claims against them to the extent arising or resulting from:

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(a)	Conatus’, or any of its Affiliates’, sublicensees’ or contractors’ actions in connection with the Development or manufacture of the Conatus Compounds and/or Products;
(b)	the negligence or willful misconduct of Conatus or any of its Affiliates; or
(c)	the breach of any of the covenants, warranties or representations made by Conatus to Novartis under this Agreement;

provided, however, that Conatus shall not be obliged to so indemnify, defend and hold harmless the Novartis Indemnitees for any Claims for which Novartis has an obligation to indemnify Conatus Indemnitees pursuant to Section 15.2 or to the extent that such Claims arise from the breach, negligence or willful misconduct of Novartis or the Novartis Indemnitee.

15.2

Indemnification by Novartis.  Novartis shall indemnify and hold Conatus, its Affiliates, and their respective officers, directors and employees (“Conatus Indemnitees”) harmless from and against any Claims against them to the extent arising or resulting from:

(a)	Any Novartis Indemnitees’ actions in connection with the Development, manufacture or Commercialization of the Products and Combination Products;
(b)	the negligence or willful misconduct of any Novartis Indemnitees; or
(c)	the breach of any of the covenants, warranties or representations made by Novartis or any Novartis Indemnitees to Conatus under this Agreement;

provided, however, that Novartis shall not be obliged to so indemnify, defend and hold harmless the Conatus Indemnitees for any Claims for which Conatus has an obligation to indemnify Novartis Indemnitees pursuant to Section 15.1 or to the extent that such Claims arise from the breach, negligence or willful misconduct of Conatus or the Conatus Indemnitee.

15.3	Indemnification Procedure.
(a)	For the avoidance of doubt, all indemnification claims in respect of a Novartis Indemnitee or Conatus Indemnitee shall be made solely by Novartis or Conatus, respectively.
(b)

A Party seeking indemnification hereunder (“Indemnified Party”) shall notify the other Party (“Indemnifying Party”) in writing reasonably promptly after the assertion against the Indemnified Party of any Claim or fact in respect of which the Indemnified Party intends to base a claim for indemnification hereunder (“Indemnification Claim Notice”), but the failure or delay to so notify the

Indemnifying Party shall not relieve the Indemnifying Party of any obligation or liability that it may have to the Indemnified Party, except to the extent that the Indemnifying Party demonstrates that its ability to defend or resolve such Claim is adversely affected thereby.  The Indemnification Claim Notice shall contain a description of the claim and the nature and amount of the Claim (to the extent that the nature and amount of such Claim is known at such time).  Upon the request of the Indemnifying Party, the Indemnified Party shall furnish promptly to the Indemnifying Party copies of all correspondence, communications and official documents (including court documents) received or sent in respect of such Claim.

(c)

Subject to the provisions of Sections 15.3(d) and (e), the Indemnifying Party shall have the right, upon written notice given to the Indemnified Party within [***] days after receipt of the Indemnification Claim Notice to assume the defense and handling of such Claim, at the Indemnifying Party’s sole expense, in which case the provisions of Section 15.3(d) shall govern.  The assumption of the defense of a Claim by the Indemnifying Party shall not be construed as acknowledgement that the Indemnifying Party is liable to indemnify any indemnitee in respect of the Claim, nor shall it constitute a waiver by the Indemnifying Party of any defenses it may assert against any Indemnified Party’s claim for indemnification.  In the event that it is ultimately decided that the Indemnifying Party is not obligated to indemnify or hold an Indemnitee harmless from and against the Claim, the Indemnified Party shall reimburse the Indemnifying Party for any and all costs and expenses (including attorneys’ fees and costs of suit) and any losses incurred by the Indemnifying Party in its defense of the Claim.  If the Indemnifying Party does not give written notice to the Indemnified Party, within [***] days after receipt of the Indemnification Claim Notice, of the Indemnifying Party’s election to assume the defense and handling of such Claim, the provisions of sub-Section (e) below shall govern.

(d)

Upon assumption of the defense of a Claim by the Indemnifying Party: (i) the Indemnifying Party shall have the right to and shall assume sole control and responsibility for dealing with the Claim; (ii) the Indemnifying Party may, at its own cost, appoint as counsel in connection with conducting the defense and handling of such Claim any law firm or counsel reasonably selected by the Indemnifying Party; (iii) the Indemnifying Party shall keep the Indemnified Party informed of the status of such Claim; and (iv) the Indemnifying Party shall have the right to settle the Claim on any terms the Indemnifying Party chooses; provided, however, that it shall not, without the prior written consent of the Indemnified Party, agree to a settlement of any Claim which could lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Indemnified Party is not entitled to indemnification hereunder or which admits any wrongdoing or responsibility for the claim on behalf of the Indemnified Party.  The Indemnified Party shall cooperate with the Indemnifying Party and shall be entitled to participate in, but not control, the defense of such Claim with its own counsel and at its own expense.  In particular, the Indemnified Party shall furnish such records, information and testimony, provide witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith.  Such cooperation shall include access during normal business hours by the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Claim, and making the Indemnified Party, the indemnitees and its and their employees and agents available on a mutually convenient basis to provide additional information and explanation of any records or information provided.

(e)

If the Indemnifying Party does not give written notice to the Indemnified Party as set forth in Section 15.3(c) or fails to conduct the defense and handling of any Claim in good faith after having assumed such, the Indemnified Party may, at the Indemnifying Party’s expense, select counsel reasonably acceptable to the Indemnifying Party in connection with conducting the defense and handling of such Claim and defend or handle such Claim in such manner as it may deem appropriate.  In such event, the Indemnified Party shall keep the Indemnifying Party timely apprised of the status of such Claim and shall not settle such Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.  If the Indemnified Party defends or handles such Claim, the Indemnifying Party shall cooperate with the Indemnified Party, at the Indemnified Party’s request but at no expense to the Indemnified Party, and shall be entitled to participate in the defense and handling of such Claim with its own counsel and at its own expense.

15.4

Mitigation of Loss.  Each Indemnified Party will take and will procure that its Affiliates take all such reasonable steps and action as are necessary or as the Indemnifying Party may reasonably require in order to mitigate any Claims (or potential losses or damages) under this Article 15.  Nothing in this Agreement shall or shall be deemed to relieve any Party of any common law or other duty to mitigate any losses incurred by it.

15.5

Special, Indirect and Other Losses.  NEITHER PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE IN CONTRACT, TORT, NEGLIGENCE BREACH OF STATUTORY DUTY OR OTHERWISE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR FOR ANY ECONOMIC LOSS OR LOSS OF PROFITS SUFFERED BY THE OTHER PARTY, EXCEPT TO THE EXTENT ANY SUCH DAMAGES (A) RESULT FROM SUCH PARTY’S BREACH OF ARTICLE 11; (B) ARE REQUIRED TO BE PAID TO A THIRD PARTY AS PART OF A CLAIM FOR WHICH A PARTY PROVIDES INDEMNIFICATION UNDER THIS

ARTICLE 15; (C) ARISE FROM FRAUD (INCLUDING WILLFUL MISREPRESENTATION, WILLFUL MISCONDUCT OR WILLFUL CONCEALMENT) BY SUCH PARTY OR (D) ARISE FROM WILLFUL BREACH OF THIS AGREEMENT BY SUCH PARTY.
15.6	No Exclusion. Neither Party excludes any liability for death or personal injury caused by its negligence or that of its employees, agents or subcontractors.

16.PUBLICATIONS AND PUBLICITY

16.1

Use of Names.  Neither Party shall use the name, symbol, trademark, trade name or logo of the other Party or its Affiliates in any press release, publication or other form of public disclosure without the prior written consent of the other Party in each instance (such consent not to be unreasonably withheld or delayed), except for those disclosures for which consent has already been obtained.

16.2

Press Releases and Publicity Related to this Agreement.  Except with respect to the press releases attached to this Agreement as Exhibit G, each Party agrees not to issue any press release or other public statement, whether oral or written, disclosing the existence of this Agreement, the terms hereof or any information relating to this Agreement and/or the Investment Agreement without the prior written consent of the other Party, which shall not be unreasonably withheld or delayed.

16.3

Public Disclosures and Publications Related to Conatus Compounds or Products.  Any proposed public disclosure (whether written, electronic, oral or otherwise) by Conatus relating to any Conatus Compounds or Product shall require the prior written consent of Novartis; provided, that the foregoing shall not apply to information which is in the public domain.

16.4

Disclosures Required By Law.  Notwithstanding the provisions of Sections 16.2 and 16.3, each Party may make any disclosures required of it to comply with any duty of disclosure it may have pursuant to law or governmental regulation or pursuant to the rules of any recognized stock exchange.  In the event of a disclosure required by law, governmental regulation or the rules of any recognized stock exchange, the Parties shall coordinate with each other with respect to the timing, form and content of such required disclosure.  If so requested by the other Party, the Party subject to such obligation shall use commercially reasonable efforts to obtain an order protecting to the maximum extent possible the confidentiality of such provisions (including financial terms) of this Agreement and/or the Investment Agreement as reasonably requested by the other Party.  If the Parties are unable to agree on the form or content of any required disclosure, such disclosure shall be limited to the minimum required as determined by the disclosing Party in consultation with its legal counsel.  Without limiting the foregoing, each Party shall consult with the other Party on the provisions of this Agreement and/or the Investment Agreement, together with exhibits or other attachments attached hereto, to be redacted in any filings made by Conatus or Novartis with the Securities and Exchange Commission (or other regulatory body) or as otherwise required by law.

16.5

No Liability for Public Disclosures by Other Party.  Nothing in this Agreement shall be construed to impose upon either Party any liability or other obligation (either to the other Party or to any other Person) with respect to any press release, publication or other form of public disclosure or statement of the other Party.

17.GENERAL PROVISIONS

17.1

Assignment.  Neither Party may assign its rights and obligations under this Agreement without the other Party’s prior written consent, which consent shall not be unreasonably withheld or delayed, except that a Party may without the consent of the other Party (a) assign its rights and obligations under this Agreement or any part thereof to one or more of its Affiliates and (b) assign this Agreement in its entirety to a successor to all or substantially all of its business or assets to which this Agreement relates.  Any permitted assignee shall assume all obligations of its assignor under this Agreement (or related to the assigned portion in case of a partial assignment to an Affiliate), and no permitted assignment shall relieve the assignor of liability hereunder.  Any attempted assignment in contravention of the foregoing shall be void.  Subject to the terms of this Agreement, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.  Notwithstanding anything to the contrary herein, in the event that Conatus is acquired by a Third Party, then the intellectual property held, owned, controlled, or developed by such Third Party prior to or as of such acquisition shall be excluded from Conatus Technology.

17.2

Extension to Affiliates.  Each Party shall have the right to extend the rights, immunities and obligations granted in this Agreement to one or more of its Affiliates.  All applicable terms and provisions of this Agreement shall apply to any such Affiliate to which this Agreement has been extended to the same extent as such terms and provisions apply to such Party.  Each Party shall remain primarily liable for any acts or omissions of its Affiliates.

17.3

Severability.  Should one or more of the provisions of this Agreement become void or unenforceable as a matter of law, then this Agreement shall be construed as if such provision were not contained herein and the remainder of this Agreement shall continue in full force and effect. The Parties will use their commercially reasonable efforts to substitute for the invalid or unenforceable provision a valid and enforceable provision which conforms as nearly as possible to the original intent of the Parties.

17.4	Governing Law and Jurisdiction. This Agreement shall be governed by and construed under the laws of New York, without giving effect to the conflicts of laws provision thereof.

Subject to Section 17.5, any dispute arising out of or relating to this Agreement shall be subject to the exclusive jurisdiction of the courts located in New York, New York.
17.5	Dispute Resolution.
(a)

In the event of a dispute under this Agreement, either Party may require that the Parties refer the dispute to the Alliance Managers for discussion and resolution.  If the Alliance Managers are unable to resolve any such dispute within [***] days of the dispute being referred to them, either Party may require that the Parties forward the matter to the Senior Officers (or designees with similar authority to resolve such dispute), who shall attempt in good faith to resolve such dispute.  If the Senior Officers cannot resolve such dispute within [***] days of the matter being referred to them, either Party shall be free to initiate the arbitration proceedings outlined in Section 17.5(b).

(b)

Any unresolved disputes between the Parties relating to, arising out of or in connection with this Agreement or any term or condition hereof, or the performance by either Party of its obligations hereunder, whether before or after termination of this Agreement, shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (“ICC”) by three arbitrators appointed in accordance with the said Rules. Whenever a Party institutes arbitration proceedings, it shall simultaneously send a copy of the Request for Arbitration to the other Party.  The place of arbitration shall be New York, New York.  language of the arbitration shall be English. Each arbitrator shall have significant experience with disputes involving the pharmaceutical business.  If the two party-nominated arbitrators are unable to agree on the third arbitrator who shall serve as the President of the Tribunal within [***] days after the appointment of the two party-nominated arbitrators, the ICC Court or Secretariat shall appoint the third arbitrator.  The parties agree that discovery shall be limited to: (i) the production of documents in the producing Party’s possession, not otherwise available to the Party seeking the documents, that are reasonably believed to exist and are relevant and material to the outcome of the arbitration; (ii) [***] depositions per side of a maximum of [***] hours’ duration (provided, however, that for good cause shown, the arbitrators may authorize additional depositions); and (iii) [***] interrogatories per side.  In addition, requests for production of documents shall contain a description of specific documents or classes of documents, along with an explanation of their relevance and materiality to the outcome of the arbitration.  The arbitrators may condition any exchange of documents subject to claims of commercial or technical confidentiality on appropriate measures to protect such confidentiality.  When documents to be exchanged are maintained in electronic form, the Party in possession of such documents may make them available in the form (which may be

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

paper copies) most convenient and economical for it, unless the arbitrators determine, on application and for good cause, that there is a compelling need for access to the documents in a different form.  The Party seeking the production of documents shall ensure that its requests for documents maintained in electronic form are narrowly focused and structured to make searching for them as economical as possible.  The award shall be rendered within [***] days of the final arbitration hearing, unless the arbitrators on their own initiative decide it is necessary to extend such time limit.  No arbitrator (nor the panel of arbitrators) shall have the power to award punitive damages under this Agreement and such award is expressly prohibited.  Judgment on the award so rendered may be entered in any court of competent jurisdiction.  The arbitrators shall award to the prevailing party, if any, as determined by the arbitrators, its costs and expenses, including attorneys’ fees.

17.6

Force Majeure.  Neither Party shall be responsible to the other for any failure or delay in performing any of its obligations under this Agreement, or for other nonperformance hereunder, if such delay or nonperformance is caused by strike, stoppage of labor, lockout or other labor trouble, fire, flood, accident, war, act of terrorism, act of God or of the government of any country or of any local government, or by cause unavoidable or beyond the control of any Party hereto.  In such event, the Party affected will use commercially reasonable efforts to resume performance of its obligations.

17.7

Waivers and Amendments.  The failure of any Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party.  No waiver shall be effective unless it has been given in writing and signed by the Party giving such waiver.  No provision of this Agreement may be amended or modified other than by a written document signed by authorized representatives of each Party.

17.8

Relationship of the Parties.  Nothing contained in this Agreement shall be deemed to constitute a partnership, joint venture, or legal entity of any type between Conatus and Novartis, or to constitute one as the agent of the other.  Moreover, each Party agrees not to construe this Agreement, or any of the transactions contemplated hereby, as a partnership for any tax purposes.  Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give any Party the power or authority to act for, bind, or commit the other.

17.9

Notices.  All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when: (a) delivered by hand (with written confirmation of receipt); or (b) when received by the addressee, if sent by an internationally recognized overnight delivery service (receipt requested), in each case to

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the appropriate addresses set forth below (or to such other addresses as a Party may designate by notice):

If to Conatus:

Conatus Pharmaceuticals Inc.
16745 West Bernardo Drive, Suite 200
San Diego, CA 92127
U.S.A.
Attn: Chief Executive Officer

With a copy to:

Latham & Watkins LLP
12670 High Bluff Drive
San Diego, CA 92130
U.S.A.
Attention:  Steven T. Chinowsky, Esq.

If to Novartis:

Novartis Pharma AG.
Lichtstrasse 35

4056 Basel

Switzerland
Attn:  General Counsel

with a copy to:

Novartis Pharma AG
Lichtstrasse 35

4056 Basel

Switzerland
Attn:  Head, BD&L

17.10

Further Assurances.  Novartis and Conatus hereby covenant and agree without the necessity of any further consideration, to execute, acknowledge and deliver any and all such other documents and take any such other action as may be reasonably necessary to carry out the intent and purposes of this Agreement.

17.11

Compliance with Law.  Each Party shall perform its obligations under this Agreement in accordance with all applicable laws.  No Party shall, or shall be required to, undertake any activity under or in connection with this Agreement which violates, or which it believes, in good faith, may violate, any applicable law.

17.12

No Third Party Beneficiary Rights.  The provisions of this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights to any Third Party (including any third party beneficiary rights).

17.13

English Language.  This Agreement is written and executed in the English language.  Any translation into any other language shall not be an official version of this Agreement and in the event of any conflict in interpretation between the English version and such translation, the English version shall prevail.

17.14

Expenses.  Except as otherwise expressly provided in this Agreement, each Party shall pay the fees and expenses of its respective lawyers and other experts and all other expenses and costs incurred by such Party incidental to the negotiation, preparation, execution and delivery of this Agreement.

17.15

Entire Agreement.  This Agreement, together with its Exhibits, sets forth the entire agreement and understanding of the Parties as to the subject matter hereof and supersedes all proposals, oral or written, and all other prior communications between the Parties with respect to such subject matter.  In the event of any conflict between a substantive provision of this Agreement and any Exhibit hereto, the substantive provisions of this Agreement shall prevail.

17.16	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
17.17	Antitrust Filings.
(a)

Upon Conatus’s receipt of the Novartis Option Exercise Notice, Conatus agrees to cooperate with Novartis and to prepare and make appropriate filings under the HSR Act relating to this Agreement as soon as reasonably practicable. The Parties agree to cooperate in the antitrust clearance process and to furnish promptly to the FTC, the Antitrust Division of the DOJ and any other agency or authority, any information reasonably requested by them in connection with such filings.  In the event a provision of this Agreement needs to be deleted or substantially revised in order to obtain regulatory clearance of this transaction, the Parties will negotiate in good faith an amendment to this Agreement.  Each Party shall bear its own expenses in connection with the Parties’ cooperation under this Section 17.17, except that each Party shall pay one half of all filing fees due with respect to any filings under the HSR Act.
(b)

Other than the provisions of this Article 17 and Articles 1, 11, 13, 14, 15 and 16, and Sections 2.1, 2.2, 2.3, 2.6, 2.7, 5.1, 5.6, 5.8, 5.9, 7.5, 8.1, 8.2, 9.1(d), 9.1(e), 9.2, 9.3, 9.4, 9.5, 10.1, 10.2(c), 12.1, 12.2, 12.3, 12.5 and 12.6, the rights and obligations of the Parties under this Agreement shall not become effective until the waiting period provided by the HSR Act shall have terminated or expired without any action by any government agency or challenge to the transaction contemplated under this Agreement or any other timeline required by another relevant agency or authority.  Upon the occurrence of the License Effective Date, all provisions of this Agreement shall become effective automatically without the need for further action by the Parties.

(c)

In the event that antitrust clearance from the FTC and Antitrust Division of the DOJ is not obtained within [***] days after the HSR Filing Date, or such other date as the Parties may mutually agree, this Agreement may be terminated by either Party on written notice to the other, provided that if this Agreement is terminated by Novartis pursuant to this Section 17.17(c).

(d)

Upon the terms and subject to the conditions of this Agreement, each of the Parties shall (i) make promptly its respective filings and thereafter make any other required submissions, under the HSR Act and any other applicable law with respect to this Agreement, if required, and (ii) use its [***] to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective this transaction, and the other transactions contemplated by this Agreement, including using its [***] to obtain all permits, consents, approvals, authorizations, qualifications and orders of governmental authorities as are necessary for the consummation of the transactions contemplated by this Agreement and to fulfill the conditions to this Agreement.

17.18

Cumulative Remedies.  No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

[Signature Page Follows]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Parties intending to be bound have caused this Agreement to be executed by their duly authorized representatives.

NOVARTIS PHARMA AG By: /s/ Nigel Sheail Name: Nigel Sheail Title: Head Business Development & Licensing	CONATUS PHARMACEUTICALS INC. By: /s/ Steven J. Mento Name: Steven J. Mento Title: President & CEO
By: /s/ Gerrard Terlouw, Ph.D., M.B.A. Name: Gerrard Terlouw, Ph.D., M.B.A. Title: Head BD&L, Immunology & Dermatology	By: /s/ Charles J. Cashion Name: Charles J. Cashion Title: SVP & CFO

Signature Page to Option, Collaboration and License Agreement

EXHIBIT LIST

Exhibit A:Development Plan & Budget for Planned Phase 2b Trials

Exhibit B:Conatus Patents

Exhibit C:Form of Invoice

Exhibit D:Clinical Study synopsis of Study 17

Exhibit E:Proposed Technical Research and Development / CMC activities

Exhibit F:Co-Commercialization Term Sheet

Exhibit G:Press Releases for the Agreement

Exhibit H:Investment Agreement

Exhibit I:Rat Carcinogenicity Study

US-DOCS\82368103.1

Exhibit A:

Development Plan and Budget for Planned Phase 2b Trials

[***]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B:

Conatus Patents

[***]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C:

Form of Invoice

[***]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D:

Clinical Study Synopsis of Study 17

[***]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit E:

Proposed Technical Research and Development / CMC Activities

[***]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit F:

Co-Commercialization Term Sheet

[***]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit G:

Press Releases for the Agreement

Novartis International AG Novartis Global Communications CH-4002 Basel

Switzerland

http://www.novartis.com

MEDIA RELEASE    •   COMMUNIQUE AUX MEDIAS   •    MEDIENMITTEILUNG

Novartis announces exclusive option, collaboration and license agreement with Conatus to develop new oral treatments for chronic liver diseases

•

Novartis to broaden liver portfolio to deliver best-in-class single and combination therapies for non-alcoholic steatohepatitis (NASH) with advanced fibrosis and cirrhosis through an option, collaboration and license agreement with Conatus

•	There are currently no approved treatments for NASH patients in all stages of the disease, which is expected to be the leading cause of liver transplants in the US by 20201
•	Novartis has FXR agonists in clinical development for NASH, the most advanced of which is in a Phase 2b clinical trial and has been granted Fast Track designation from the US FDA

Basel, December 19, 2016 – Novartis announced today the signing of an exclusive option, collaboration and license agreement with Conatus Pharmaceuticals Inc., a biotechnology company focused on the development of novel medicines to treat liver disease. This agreement will enable Novartis and Conatus to jointly develop emricasan. Emricasan is an investigational, first-in-class, oral, pan-caspase inhibitor for the treatment of non-alcoholic steatohepatitis (NASH) with advanced fibrosis (scarring) and cirrhosis. This collaboration has the potential to expand treatment options for people in various stages of fatty liver disease, where no approved medicines currently exist.

Under the terms of this agreement, Novartis will make an upfront payment to Conatus of USD

50 million. Any additional exercise fee will be paid to Conatus following achievement of certain criteria as defined in the option, collaboration and license agreement, including required anti-trust approvals.

“Our collaboration with Conatus is a major step forward to delivering innovative oral treatments for NASH patients, who are in urgent need of new approved options,” said Vasant Narasimhan, Global Head, Drug Development and Chief Medical Officer, Novartis. “Emricasan shows great promise as a single agent and in potential combination with our internal FXR agonists as a treatment for NASH patients”.

Novartis is developing Farnesoid X receptor (FXR) agonists for the treatment of chronic liver diseases. As part of this collaboration, Conatus will conduct multiple Phase 2b clinical trials with emricasan in NASH. If concluded positively, Novartis would then conduct Phase 3 studies of emricasan as a single treatment and start development of combination therapies with an FXR agonist.

FXR agonists have been shown to address three of the most important aspects of NASH progression by reducing fat, inflammation and fibrosis in the liver. The most advanced

Novartis investigational compound, a potent, non-bile acid FXR agonist, has recently received

Fast Track designation from the US Food and Drug Administration (FDA) for NASH with liver fibrosis and is in a Phase 2b clinical trial.

NASH is a common, often silent liver disease; the major feature of which is fat in the liver, along with inflammation and scarring. Around 3-5% of the US population is affected with NASH2, which is set to become the leading cause of liver transplants in the US by 20201.

About emricasan

Emricasan is a first-in-class, oral, pan-caspase inhibitor for the treatment of NASH fibrosis and cirrhosis. To date, emricasan has been studied in over 650 patients in sixteen clinical trials across a broad range of liver diseases. In multiple clinical Phase 2 trials conducted by Conatus, emricasan has demonstrated significant, rapid and sustained reductions in elevated levels of key biomarkers of inflammation and cell death, which play a role in the severity andprogression of liver disease. The FDA has granted Fast Track designation for the development of emricasan in patients with NASH cirrhosis.

About Novartis FXR agonists

Novartis scientists began to develop leads for the FXR agonism program in 2007. Through this effort, several non-bile acid FXR agonists have been identified and pre-clinical data demonstrates that these compounds are very selective with differentiated biologicalprofiles. First-in-human studies have continued to support their differentiated profiles and their potential for further development. Two Novartis FXR agonists are now in worldwide clinical studies in NASH patients.

About Non-Alcoholic Steatohepatitis (NASH)

NASH is a chronic, progressive form of non-alcoholic fatty liver disease and it is estimated to affect 3% to 5% of the US population alone2. As fat builds up in the liver, it triggers a vicious cycle of chronic inflammation and liver scarring called fibrosis. Over time, liver inflammation and fibrosis may progress to cirrhosis, which can lead to liver failure and, barring a transplant, death. NASH is expected to be the principal cause of liver transplantation in the US by 20201. Currently, there are no approved treatment options for people living with the varying stages of NASH.

Disclaimer

The foregoing release contains forward-looking statements that can be identified by words such as “option,” “to broaden,” “to develop,” “expected,” “by 2020,” “Fast Track designation,” “investigational,” “potential,” “will,” “option,” “step forward,” “promise,” “would,” “set to become,” or similar terms, or by express or implied discussions regarding potential marketing approvals for emricasan and the FXR agonists being developed internally by Novartis, eitheras single agents or in combination, or regarding potential future revenues from emricasan and the FXR agonists being developed internally by Novartis, either as single agents or in combination, or regarding the possible exercise of the option for the collaboration withConatus and license for emricasan, or regarding the intended goals and objectives of the collaboration with Conatus and license for emricasan. You should not place undue reliance onthese statements. Such forward-looking statements are based on the current beliefs andexpectations of management regarding future events, and are subject to significant known and unknown risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those set forth in the forward-looking statements. There can be no guarantee that the necessary government approvals for the transaction or option exercise will be obtained in any particular time frame, or at all. Neither can there be any guarantee that any other closing conditions for the transaction or option exercise will be met in any particular time frame, or at all. Nor can there be any guarantee that the option for the collaboration with Conatus and license for emricasan will be exercised within the expected time frame, or at all. Neither can there be any guarantee that the collaboration with Conatus and license for emricasan will achieve any of their intended goals and objectives, or in any particular time frame. Nor can there be any guarantee that emricasan or the FXR agonists being developed internally by Novartis, either as single agents or in combination, will be submitted or approved for sale in any market, or at any particular time. Neither can there be any guarantee that emricasan or the FXR agonists being developed internally by Novartis, either as single agents or in combination, will be commercially successful in the future. In particular, management’s expectations regarding emricasan and the FXR agonists being developed internally by Novartis, either as single agents or in combination, and the option for the collaboration with Conatus and license for emricasan, could be affected by, among other things, the potential that the intended goals and objectives of the collaboration with Conatus and license for emricasan may not be achieved or may take longer to achieve than expected; the uncertainties inherent in research and development, including unexpected clinical trial results and additional analysis of existing clinical data; unexpected regulatory actions or delays or government regulation generally, including an unexpected failure to obtain necessary government approvals for the transaction or option exercise, or unexpected delays in obtaining such approvals; the potential that any other closing conditions for the transaction or option exercise may not be met; the company’s ability to obtain or maintain proprietary intellectual property protection; general economic and industry conditions; global trends toward health care cost containment, including ongoing pricing pressures; unexpected safety, quality or manufacturing issues, and other risks and factors referred to in Novartis AG’s current Form 20-F on file with the US Securities and Exchange Commission. Novartis is providing the information in this press release as of this date and does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

About Novartis

Novartis provides innovative healthcare solutions that address the evolving needs of patients and societies. Headquartered in Basel, Switzerland, Novartis offers a diversified portfolio to best meet these needs: innovative medicines, eye care and cost-saving generic pharmaceuticals. Novartis is the only global company with leading positions in these areas. In

2015, the Group achieved net sales of USD 49.4 billion, while R&D throughout the Group amounted to approximately USD 8.9 billion (USD 8.7 billion excluding impairment and amortization charges). Novartis Group companies employ approximately 118,000 full-time- equivalent associates. Novartis products are available in more than 180 countries around the world. For more information, please visit http://www.novartis.com.

Novartis is on Twitter. Sign up to follow @Novartis at http://twitter.com/novartis

For Novartis multimedia content, please visit www.novartis.com/news/media-library

For questions about the site or required registration, please contact media.relations@novartis.com

References

1.

Charlton MR, Burns JM, Pedersen RA, Watt KD, Heimback JK, Dierkhising RA. Frequency and Outcomes of Liver Translantation for Nonalcoholic Steatohepatitis in the United States. Gastroenterology; 2011:141 (4):e22- e23.

2.

Vernon G, Baranova A, Younossi ZM. Systemic review: Systematic review: the epidemiology and natural history of non-alcoholic fatty liver disease and non-alcoholic steatohepatitis in adults. Aliment Pharmacol Ther.2011;34(3):274-85.

# # #

Novartis Media Relations

Central media line: +41 61 324 2200

E-mail: media.relations@novartis.com

Eric Althoff

Novartis Global Media Relations

+41 61 324 7999 (direct)

+41 79 593 4202 (mobile)

eric.althoff@novartis.com

Bhavin Vaid

Novartis Global Pharma Communications

+41 61 324 8175 (direct)

+41 79 792 7510 (mobile)

bhavin.vaid@novartis.com

Novartis Investor Relations

Central investor relations line: +41 61 324 7944

E-mail: investor.relations@novartis.com

Central		North America
Samir Shah	+41 61 324 7944	Richard Pulik	+1 212 830 2448
Pierre-Michel Bringer	+41 61 324 1065	Sloan Pavsner	+1 212 830 2417
Thomas Hungerbuehler	+41 61 324 8425
Isabella Zinck	+41 61 324 7188

MEDIA: David Schull Russo Partners, LLC (858) 717-2310

David.Schull@RussoPartnersLLC.com

INVESTORS: Alan Engbring Conatus Pharmaceuticals Inc. (858) 376-2637 aengbring@conatuspharma.com

Conatus Announces Exclusive Worldwide Option, Collaboration and License Agreement CoveringDevelopment and Commercialization of Emricasan

- Conference Call and Webcast Presentation at 5:30 p.m. ET Today -

- Continuing Initial Focus on NASH Cirrhosis with Parallel Development in NASH Fibrosis -

- Full Funding in Position for Remaining Development of Emricasan -

SAN DIEGO – December 19, 2016 – Conatus Pharmaceuticals Inc. (NASDAQ:CNAT) today announced it has entered into an exclusive option, collaboration and license agreement for the global development and commercialization of its first-in-class, orally active pan-caspase inhibitor emricasan with Novartis. Under the terms of the agreement with Novartis, Conatus will receive $50 million upfront, and is eligible to receive $7 million following the exercise of the license option. Conatus can borrow up to $15 millionin the form of convertible promissory notes under an investment agreement with Novartis.

Conatus is eligible to receive significant payments if certain development, regulatory and commercial milestones are met. Furthermore, Conatus is eligible to receive tiered double digit royalties on emricasan single agent sales and tiered single to double digit royalties on sales of combination products containing emricasan. Conatus has the option to co-commercialize emricasan in the United States, including combination therapies, on a cost-sharing and revenue-sharing basis in lieu of U.S. royalties and with reduced ex-U.S. royalties. Conatus retains limited rights to develop other pan-caspase inhibitors.

In addition, Novartis will pay 50% of Conatus’ Phase 2b emricasan development costs after the option exercise, including the planned ENCORE-LF trial in decompensated NASH cirrhosis which, under the current development plan consistent with recent regulatory agency recommendations, will be conducted as Phase 2b rather than Phase 2b/3. Phase 2b emricasan development costs also encompass the ongoing ENCORE-PH trial in primarily compensated NASH cirrhosis, POLT-HCV-SVR trial in post- transplant HCV fibrosis and cirrhosis, and ENCORE-NF trial in NASH fibrosis. Novartis will assume full responsibility for emricasan’s Phase 3 development and all combination product development.

“We believe Novartis is ideally suited to collaborate with Conatus in the further development of emricasan for chronic liver diseases,” said Conatus co-founder, President and Chief Executive Officer Steven J. Mento, Ph.D. “This collaboration validates the Conatus emphasis on the initial development of emricasan as a single agent treatment for NASH cirrhosis in both compensated and decompensated patients, and sets the stage for simultaneous development of oral combination therapies for the treatment of NASH fibrosis including emricasan and one of the Novartis internal FXR (Farnesoid X receptor) agonists in clinical development. Their strong commitment to and expertise in liver disease, and proven record of success in drug development provide our best opportunity to deliver these potentially groundbreaking new therapies to chronic liver disease patients with high unmet medical need.”

“For Conatus, the near-term infusion of capital and Phase 2b cost-sharing allows us to fund ongoing operations through 2019. In addition, with the Novartis commitment to fund Phase 3 single agent emricasan development and all combination development activities, the resources are in place to complete emricasan development both as a single agent for NASH cirrhosis and as a single agent or part of a combination therapy for NASH fibrosis,” added Dr. Mento. “The option to co-commercialize in the

Conatus/Page 2

Conatus/Page 2

United States preserves future flexibility for Conatus, and the ability to continue pursuing independent development of other compounds affords us the opportunity to build a portfolio of potential products to drive further long-term value for our shareholders.”

Conference Call/Webcast/Presentation

Conatus will host a conference call and webcast at 5:30 p.m. Eastern Time today, Monday, December 19, to discuss the collaboration and license agreement and update the emricasan development program. To access the conference call, please dial 877-312-5857 (domestic) or 970-315-0455 (international) at least five minutes prior to the start time and refer to conference ID 38755660. An associated presentation and live and archived webcast of the call will be available in the Investors section of the company’s website at www.conatuspharma.com.

About Emricasan Clinical Development

To date, emricasan has been studied in over 650 subjects in sixteen clinical trials across a broad range of liver disease etiologies and stages of progression. In multiple clinical trials, emricasan has demonstrated statistically significant, rapid and sustained reductions in elevated levels of key biomarkers of inflammation and apoptosis that are implicated in the severity and progression of liver disease. Recent emricasan clinical trial results have demonstrated emricasan’s ability to provide statistically significant improvements in clinically important validated surrogate endpoints of portal hypertension and liver function across a variety of etiologies in the subgroups of liver cirrhosis patients with highest medical need. The parallel EmricasaN, a Caspase inhibitOR, for Evaluation (ENCORE) clinical trials are designed to provide clinically relevant efficacy, dosing, and safety data from chronic administration in patients with nonalcoholic steatohepatitis (NASH) cirrhosis and fibrosis to support the design of Phase 3 efficacy and safety trials in these indications.

The company is evaluating emricasan’s potential effects on clinically relevant consequences of NASH cirrhosis in its ongoing Phase 2b ENCORE-PH (for Portal Hypertension) clinical trial with an HVPG portal hypertension surrogate endpoint, initiated in November 2016, in patients with compensated or early decompensated liver cirrhosis caused by NASH, and with severe portal hypertension. The company is evaluating emricasan’s potential longer-term effects on liver structure in its ongoing Phase 2b ENCORE- NF (for NASH Fibrosis) clinical trial with a histology-based endpoint, initiated in January 2016, in patients with NASH fibrosis and its ongoing Phase 2b POLT-HCV-SVR clinical trial with a histology-based endpoint, initiated in May 2014, in post-orthotopic liver transplant (POLT) recipients who have reestablished liver fibrosis or cirrhosis post-transplant as a result of recurrent hepatitis C virus (HCV) infection and who have successfully achieved a sustained viral response (SVR) following antiviral therapy. The planned Phase 2b ENCORE-LF (for Liver Function) clinical trial with a composite clinical endpoint, expected to begin in the first half of 2017, will evaluate the effects of emricasan on liver function and collect chronic administration safety information in decompensated NASH cirrhosis patients. Conatus expects top-line results from its ongoing and planned clinical trials to be available periodically beginning in the first half of 2018.

About Conatus Pharmaceuticals

Conatus is a biotechnology company focused on the development and commercialization of novel medicines to treat liver disease. Conatus is developing its lead compound, emricasan, for the treatment of patients with chronic liver disease. Emricasan is designed to reduce the activity of enzymes that mediate inflammation and apoptosis. Conatus believes that by reducing the activity of these enzymes, emricasan has the potential to interrupt the disease progression across the spectrum of liver disease. For additional information, please visit www.conatuspharma.com.

Conatus/Page 3

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are forward looking statements, including statements regarding: payments and events contingent on Novartis’ exercise of the option; the exercisability of Novartis’ option and the initiation of the ENCORE-LF trial in the second quarter of 2017; eligibility to receive payments related to development, regulatory and commercial milestones and royalties; Novartis’ suitability to collaborate with Conatus; the feasibility of emricasan single agent or combination products; providing the best opportunity to deliver therapies to liver patients; the sufficiency of financial resources to fund Conatus’ operations through 2019 and fully fund emricasan development; the potential benefit in liver disease patients from chronic administration of emricasan; the ability of the ENCORE trials to provide data to support the design of Phase 3 trials; the timelines to announce results from ongoing and planned clinical trials beginning in the first half of 2018; and emricasan's potential to interrupt the disease progression across the spectrum of liver disease. In some cases, you can identify forward- looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including: Conatus’ ability to successfully enroll patients in and complete its ongoing and planned clinical trials; the Option being exercised by Novartis and Novartis continuing development and commercialization of emricasan; Conatus’ reliance on third parties to conduct its clinical trials, including the enrollment of patients, and manufacture its clinical drug supplies of emricasan; potential adverse side effects or other safety risks associated with emricasan that could delay or preclude its approval; results of future clinical trials of emricasan; Conatus’ ability to obtain additional financing in order to co-commercialize emricasan or develop other compounds; and those risks described in Conatus’ prior press releases and in the periodic reports it files with the Securities and Exchange Commission. The events and circumstances reflected in Conatus’ forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, Conatus does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

###

Exhibit H:

CONATUS PHARMACEUTICALS INC.

INVESTMENT AGREEMENT

This Investment Agreement (this “Agreement”) is made as of December 19, 2016 by and among Conatus Pharmaceuticals Inc., a Delaware corporation (the “Company”), and Novartis Pharma AG, a Swiss corporation (the “Investor”).

RECITALS

WHEREAS, the Investor desires to purchase from the Company, and the Company desires to issue to the Investor Convertible Promissory Notes in one or more Closings (as defined below) pursuant to the terms and conditions hereunder, each of which shall be in the form attached hereto as Exhibit A (individually, a “Note” and together, the “Notes”) for an aggregate principal amount of up to Fifteen Million Dollars ($15,000,000).

WHEREAS, simultaneously with the execution of this Agreement, the Company and the Investor are entering into an Option, Collaboration and License Agreement (the “License Agreement”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.Purchase and Sale of Notes.

1.1Purchase and Sale.  Subject to the terms and conditions of this Agreement, the Company shall sell to the Investor, and the Investor shall purchase from the Company, a Note in the principal amount of up to Fifteen Million Dollars ($15,000,000), which sale and issuance shall take place in a First Closing or in two Closings. The purchase price for each Note at each of the Closings, as applicable, shall be an amount equal to 100% of the principal amount thereof.

1.1.1First Closing.  At the First Closing (as defined below), the Company shall sell to the Investor, and the Investor shall purchase from the Company, a Note in the principal amount set forth in the First Closing Notice (as defined below).  The First Closing shall take place at the offices of Latham & Watkins LLP, 12670 High Bluff Drive, San Diego, CA 92130, at such date and time as the Company may designate after the conditions to closing set forth in Section 4 are satisfied or waived (other than those conditions that by their nature are to be satisfied or waived at the Closing) or at such other place, time and/or date as may be jointly designated by the Company and the Investor (the “First Closing”); provided, however, the First Closing shall occur prior to December 31, 2019 on a date designated by the Company in a written notice (the “First Closing Notice”) given by the Company to the Investor at least ten (10) business days in advance of the First Closing date and which First Closing Notice shall include the principal amount of the Note to be sold at the

2

First Closing, which amount shall be equal to either Seven Million Five Hundred Thousand Dollars ($7,500,000) or Fifteen Million Dollars ($15,000,000), as determined by the Company in its sole discretion.

1.1.2Second Closing.  To the extent the aggregate principal amount of the Note purchased by the Investor at the First Closing is less than Fifteen Million Dollars ($15,000,000), at the Second Closing (as defined below), the Company shall sell to the Investor, and the Investor shall purchase from the Company, a Note in the principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000).  The Second Closing shall take place at the offices of Latham & Watkins LLP, 12670 High Bluff Drive, San Diego, CA 92130, at such date and time as the Company may designate after the conditions to closing set forth in Section 4 are satisfied or waived (other than those conditions that by their nature are to be satisfied or waived at the Closing) or at such other place, time and/or date as may be jointly designated by the Company and the Investor (the “Second Closing,” and together with the First Closing, the “Closings”); provided, however, the Second Closing shall occur prior to December 31, 2019 on a date designated by the Company in a written notice given by the Company to the Investor at least ten (10) business days in advance of the Second Closing date.

1.2Deliveries.  At each Closing, as applicable, the Company shall deliver to the Investor a Note representing the principal amount of such Note and the Investor shall cause to be delivered to the Company a check or wire transfer of same day funds to the Company’s order equal to such principal amount of such Note.

1.3Conversion of Notes.  Each Note may be converted into shares of the Company’s common stock under the terms and conditions set forth in such Note.

2.Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor as of each Closing that the following representations are true and complete, except as otherwise indicated.  For purposes of these representations and warranties, the term the “Company” shall include any subsidiaries of the Company, unless otherwise noted herein, and the term “Knowledge” shall mean the actual knowledge of the CEO of the Company and the other senior executive(s) of the Company with responsibility for the subject area of the relevant fact or other matter.

2.1The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and this Agreement has been duly authorized, executed and delivered by the Company in accordance with its terms.

2.2The execution, delivery and performance by the Company of this Agreement will not (1) result in a violation of any provision of its certificate of incorporation or  bylaws, (2) result in any material breach of any terms or provisions of, or constitute a material default (whether or not by notice, lapse of time or both) under, any material contract, agreement or instrument to which the Company is a party or by which the Company is bound

3

or (3) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties.

2.3 Subject to the accuracy of the representations and warranties of the Investor in Section 3, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except such post-Closing filings as may be required under applicable federal and state securities laws, which will be timely filed within the applicable period therefore.

2.4Subject to the accuracy of the representations and warranties of the Investor in Section 3, the Securities (as defined below) will be issued and sold to the Investor in compliance with applicable exemptions from the registration and prospectus delivery requirements of the Securities Act and the registration and qualification requirements of all applicable securities laws of the states of the United States. The Company has not, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Notes in a manner that would require registration under the Securities Act.

2.5The Securities are duly authorized and, when issued, sold and delivered in accordance with the terms and for the consideration expressed in this Agreement and the Note(s), shall be duly and validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws), and neither the Company nor the holder thereof shall be subject to any preemptive or similar right with respect to the Securities, which have not been properly waived or complied with.

2.6The Company has delivered or made available (by filing on the SEC's electronic data gathering and retrieval system (EDGAR)) to the Investor complete copies of its most recent Annual Report on Form 10-K and each subsequent Quarterly Report on Form 10-Q filed with the SEC prior to the date of the Agreement (and with respect to each Closing, between the Effective Date and prior to the applicable Closing Date) (collectively, the “SEC Documents”).  As of its date, each SEC Document complied in all material respects with the requirements of the Exchange Act, and all other federal, state and local laws, rules and regulations applicable to it, and, as of its date, such SEC Document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.7As of the date hereof, and other than the transactions that are the subject of this Agreement and the License Agreement, to the Company’s Knowledge, no material fact or circumstance exists that would be required to be disclosed in a current report on Form 8-K or in a registration statement filed under the Securities Act, were such a registration statement filed on the date hereof, that has not been disclosed in an SEC Document.

2.8Ernst & Young LLP, who have certified certain financial statements of the Company, are independent public accountants as required by the Securities Act, the Rules and

4

Regulations and the Public Company Accounting Oversight Board (United States). The financial statements, together with related schedules and notes, included in the SEC Documents comply in all material respects with the requirements of the Securities Act and present fairly in all material respects the financial position, results of operations, cash flows and changes in convertible preferred stock and stockholders’ equity of the Company on the basis stated in the SEC Documents at the respective dates or for the respective periods to which they apply; such financial statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the selected financial data and the summary financial data included in the SEC Documents present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the SEC Documents. Except as otherwise included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the SEC Documents under the Securities Act or the Rules and Regulations.

2.9The Company has not sustained since the date of the latest audited financial statements included in the SEC Documents any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the SEC Documents; and, since the respective dates as of which information is given in the SEC Documents or as the date of any Current Report on Form 8-K filed with the SEC, (1) there has not been any material change in the capital stock (other than the issuance of shares of Common Stock upon the exercise of stock options described as outstanding in, or the grant options, restricted stock or other equity-based awards under Company’s existing equity incentive plans described in, the SEC Documents, or the issuance of shares of Common Stock pursuant to the Company’s At Market Issuance Sales Agreement with MLV & Co. LLC, as described in the SEC Documents) or outstanding long-term debt of the Company, (2) there has not been any material adverse change, or any development that would reasonably be expected to result in a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Company, (3) there have been no transactions entered into by, and no obligations or liabilities, contingent or otherwise, incurred by the Company, whether or not in the ordinary course of business, which are material to the Company or (4) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, other than in each case above, in the ordinary course of business or as otherwise set forth or contemplated in the SEC Documents.

2.10The Company is not (1) in violation of its certificate of incorporation or bylaws or (2) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company, or (3) in violation of any decree of any court or governmental agency or body having jurisdiction over the Company, or (4) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company is a party or by which any it or any of its properties may be bound, except, in the case of clauses (2), (3) and (4), where any such violation or default, individually or in the aggregate, would not have a Material Adverse Effect on the business, prospects, management, financial position, stockholders’ equity or results of operations of the

5

Company (a “Material Adverse Effect”).

2.11The Company has good and marketable title to all real (in fee simple) and personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the SEC Documents or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

2.12Other than as set forth in the SEC Documents, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company, individually or in the aggregate, would have or may reasonably be expected to have a Material Adverse Effect, or would prevent or impair the consummation of the transactions contemplated by this Agreement, or which are required to be described in the SEC Documents; and, to the Company’s Knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

2.13The Company possesses all permits, licenses, approvals, consents and other authorizations (collectively, “Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by it, except where the failure to possess such permit, license, approval, consent or authorization would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company is in compliance with the terms and conditions of all such Permits and all of the Permits are valid and in full force and effect, except, in each case, where the failure so to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or material modification of any such Permits.

2.14Except as disclosed in the SEC Documents (i) to its Knowledge, the Company owns or possesses all licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, patents and patent rights and other intellectual property (collectively “Intellectual Property”) material to the conduct of its business as described in the SEC Documents, (ii) to the Knowledge of the Company, the conduct and the proposed conduct of the businesses of the Company, including the research, development, manufacture, sale and Company use of its products, does not and will not infringe, misappropriate, or violate any third party’s Intellectual Property, and the Company has not received since its inception any written notice alleging the foregoing, (iii) to the Knowledge of the Company, the Company is the exclusive owner of all Intellectual Property owned or purported to be owned by the Company, free and clear of all liens, encumbrances, defects, or adverse claim, (iv) the Company is not aware of any infringement, misappropriation or violation by others of, or conflict by others with respect to any material Intellectual Property owned by the Company or with respect to any material Intellectual

6

Property owned by the Company, since inception, the Company has not received any written notice alleging the foregoing, (v) the Company has not received any written claim asserting rights in any material Company owned Intellectual Property that would render any such Intellectual Property invalid or inadequate to protect the interest of the Company; (vi) the Company has taken all steps reasonably necessary to secure its interest in the Company’s material Intellectual Property, including obtaining all necessary assignments from its employees, consultants and contractors pursuant to a written agreement containing an assignment of all Intellectual Property created by such employee, consultant or contractor, (vii) the Company has taken commercially reasonable steps to protect and maintain all material Company owned Intellectual property and preserve the confidentiality of any trade secrets material to the Company, (viii) to the Company’s Knowledge, all material Intellectual Property owned by or licensed to the Company is subsisting and enforceable and (ix) to the Company’s Knowledge, the Company is not in violation of any Company License Agreements (as defined below), other than such violations which, individually or in the aggregate, may not reasonably be expected to result in a Material Adverse Effect. The license agreements by which the Company has been licensed Intellectual Property owned by third parties (“Company License Agreements”) are valid and are in full force and effect and constitute legal, valid and binding obligations of Company, and to the Company’s Knowledge, the other parties thereto.

2.15No material labor dispute with the employees of the Company exists, or, to the Company’s Knowledge, is imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, which, individually or in the aggregate, may reasonably be expected to result in a Material Adverse Effect.

2.16The Company is insured by insurers of recognized financial responsibility against such losses and risks (including risks related to clinical trials and product liability) and in such amounts as are prudent and customary for companies engaged in similar businesses in similar industries in which it is engaged; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

2.17The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

2.18Since the date of the latest audited financial statements included in the SEC Documents, (a) the Company has not been advised of (1) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the

7

Company to record, process, summarize and report financial data, or any material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company, and (b) since that date, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

2.19The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 (e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures are effective.

2.20All United States federal income tax returns of the Company required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company has filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company, except for cases in which the failure to pay such taxes, individually or in the aggregate, would not result in a Material Adverse Effect, or, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined.

2.21There are no statutes, regulations, documents or contracts of a character required to be described in the SEC Documents or to be filed as an exhibit to the SEC Documents which are not described or filed as required.

2.22The Company is not in violation of any statute or any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, production, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), does not own or operate any real property contaminated with any substance that is subject to any environmental laws, is not liable for any off-site disposal or contamination pursuant to any environmental laws, and is not subject to any claim relating to any environmental laws, which violation, contamination, liability or claim, individually or in the aggregate, would have a Material Adverse Effect; and the Company is not aware of any pending investigation which might reasonably be expected to lead to such a claim.

2.23To the Company’s Knowledge, each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and

8

regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except to the extent that failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption.

2.24Neither the Company nor, to the Company’s Knowledge, any director, officer, agent, employee or other person acting on behalf of the Company, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment. Neither the Company nor, to the Company’s Knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Note(s), or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

2.25The Company is not and, after giving effect to the offering and sale of the Note(s) as contemplated herein and the application of the net proceeds therefrom as described in the SEC Documents, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended.

3.Representations and Warranties of the Investor.  The Investor represents and warrants to and for the benefit of Company, with knowledge that the Company is relying thereon in entering into this Agreement and issuing the Note(s) to the Investor, that as of each Closing, as applicable:

3.1The Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and this Agreement has been duly authorized, executed and delivered by the Investor in accordance with its terms.

3.2The execution, delivery and performance by the Investor of this Agreement will not (1) conflict with its organizational or similar documents, or (2) result in any material breach of any terms or provisions of, or constitute a material default (whether or not by notice, lapse of time or both) under, any material contract, agreement or instrument to which the Investor is a party or by which the Investor is bound.

3.3The Investor is an “accredited investor” as such term is defined under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder.

9

3.4(a) The Investor is acquiring the Note(s) and any equity securities issuable upon conversion of the Note(s) (with the Note(s), collectively, the “Securities”) for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same, and does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations, to such person or to any third person, with respect to any of the Securities. The Investor has the financial ability to bear the economic risk of its investment in the Company (including its possible loss), has adequate means of providing for its current needs and contingencies, and has no need for liquidity with respect to its investment in the Company; (b) the Investor understands that the Securities to be acquired hereunder has not been registered under the Securities Act or qualified under the securities laws of any state, and therefore cannot be transferred, resold, pledged, hypothecated, assigned, or otherwise disposed of unless it is subsequently registered under the Securities Act and qualified under applicable state securities laws, or an exemption from registration and/or qualification is available; and (c) the Investor is not purchasing the Note(s) as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar, or any other general solicitation or general advertisement.

3.5 (1) neither (i) the Investor, (ii) to the extent it has them, any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of any of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by the Investor (collectively, the “Investor Covered Persons”) is subject to any Disqualification Event (as defined below), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3), (2) such Investor has exercised reasonable care to determine whether any Investor Covered Person is subject to a Disqualification Event and (3) the purchase of the Note(s) by the Investor will not subject the Company to any Disqualification Event.  As used herein, the term “Disqualification Event” shall mean any of the disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act.

4.Conditions to Closing.

4.1Conditions to Obligations of the Company.  The Company’s obligation to complete the issuance and sale of the Notes to the Investor is subject to the fulfillment or waiver of the following conditions at or prior to the applicable Closing:

(a)Representations and Warranties.  The representations and warranties made by the Investor in Section 3 will be true and correct in all material respects as of the applicable Closing Date, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties will be true and correct in all material respects as of such other date.

(b)License Agreement.  The Investor shall have duly executed and delivered to the Company the License Agreement, and (a) there shall have been no termination of the License Agreement that, as of the Closing, is effective and (b) the

10

Investor shall not be in material breach of any covenant or agreement of the License Agreement.

4.2Conditions to Purchaser’s Obligations at the Closing.  The Investor’s obligation to purchase the Notes is subject to the fulfillment or waiver of the following conditions at or before the applicable Closing:

(a)Representations and Warranties.  The representations and warranties made by the Company in Section 2 will be true and correct as of the applicable Closing Date, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties will be true and correct as of such other date

(b)Officer’s Certificate.  The Investor shall have received as of each applicable Closing Date a certificate signed by an authorized officer certifying that the representations and warranties made by the Company in Section 2 are true and correct as of the Closing Date, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties will be true and correct as of such other date.

(c)Legal Opinion.  The Investor shall have received as of each applicable Closing Date, a written opinion of Latham & Watkins LLP, counsel to the Company, dated the applicable Closing Date in the form attached as Exhibit B hereto.

(d)License Agreement.  The Company shall have duly executed and delivered to the Investor the License Agreement, and (a) there shall have been no termination of the License Agreement that, as of the Closing, is effective and (b) the Company shall not be in material breach of any covenant or agreement of the License Agreement.

(e)Listing Qualification.  The equity securities issuable upon conversion of the Note(s) will be duly authorized for listing by NYSE or Nasdaq, subject to official notice of issuance, to the extent required by the rules of NYSE or Nasdaq.

(f)Other Convertible Debt Instruments. The Company shall have obtained consent from the holder of any convertible debt instrument outstanding as of the applicable Closing Date that would require the consent of such holder prior to the issuance of the Note(s), and shall have provided evidence of such consent to the Investor reasonably satisfactory to the Investor.

(g)No Material Adverse Effect.  From and after the date of this Agreement until the Closing Date, there shall have occurred no event that has caused or would reasonably be expected to result in a Material Adverse Effect.

4.3Mutual Conditions to Closing.  The obligations of the Company on the one hand, and the Investor on the other hand, to consummate the Closing are subject to the fulfillment as of the Closing Date of the following conditions:

11

(a)Absence of Litigation.  No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or delay the applicable Closing, will have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

(b)No Governmental Prohibition.  The sale of the Note(s) by the Company, and the purchase of the Note(s) by the Investor will not be prohibited by any applicable law or governmental order or regulation.  Any applicable waiting periods under the HSR Act will have expired or terminated.

5.Legends.  Each certificate or other document evidencing any of the Securities may be endorsed with one or all of the legends set forth below, and the Investor covenants that the Investor will not transfer the Securities represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificate:

5.1“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), NOR HAVE THEY BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER OF SUCH SECURITIES WILL BE PERMITTED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR IN THE OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE CORPORATION) REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND WITH APPLICABLE STATE SECURITIES LAWS.”

5.2 Any legend required by the blue sky laws of any state to the extent such laws are applicable to the securities represented by the certificate or other document so legended.

6.California Commissioner of Corporations.

6.1Corporate Securities Law.  THE SALE OF THE  SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF  CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF  SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE.  THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

7.Miscellaneous.

7.1Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the

12

respective successors and assigns of the parties (including transferees of any Securities). Each party will not assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party; provided, however, that Investor may assign this Agreement to any of its affiliates and any such assignee may assign the Agreement to Investor or any other affiliate of Investor, in any such case, without such consent.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2Governing Law. This Agreement (including any claim or controversy arising out of or relating to this Agreement) shall be governed by and construed under the laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of any law other than the law of the State of Delaware.

7.3Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.4Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.5Fees and Expenses. Each party to this Agreement shall bear and pay all fees, costs and expenses that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement.

7.6Notices. All payments, notices, requests, demands and other communications to a party hereunder shall be in writing (including facsimile or similar electronic transmissions), shall refer specifically to this Agreement and shall be personally delivered or sent by facsimile or other electronic transmission, overnight delivery with a nationally recognized overnight delivery service, in each case to the respective address specified on the signature page hereto (or such other address as may be specified in writing to the other parties hereto).  Any notice or communication given in conformity with this Section 6.6 shall be deemed to be effective when received by the addressee, if delivered by hand, facsimile or similar form of electronic transmission and one (1) day after deposit with a nationally recognized overnight delivery service.

7.7Entire Agreement. This Agreement, the Notes and the other documents delivered pursuant hereto constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

7.8Amendment and Waiver. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Investor.  This provision shall not affect the amendment and waiver

13

provisions of the Notes.  Any waiver or amendment effected in accordance with this section shall be binding upon each holder of any Notes purchased under this Agreement at the time outstanding, each future holder of all such Notes, and the Company.

7.9Finder’s Fees. The Company agrees to indemnify and hold the Investor harmless from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.  The Investor agrees to indemnify and hold the Company harmless from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, employees or representatives is responsible.

7.10Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

[Signature Pages Follow]

14

IN WITNESS WHEREOF, the parties have executed this Investment Agreement as of the date first above written.

THE COMPANY:

CONATUS PHARMACEUTICALS INC.

By:
Name:	Steven J. Mento, Ph.D.
Title:	President & Chief Executive Officer

Address:	16745 W. Bernardo Drive, Suite 200
San Diego, CA 92127

Facsimile No: +1 (858) 376-2680

Signature Page to Conatus Pharmaceuticals Inc. Investment Agreement

Conatus/Page 3

IN WITNESS WHEREOF, the parties have executed this Investment Agreement as of the date first above written.

INVESTOR:

NOVARTIS PHARMA AG

By:
Name:
Title:

Address:

Facsimile No:

Email:

By:
Name:
Title:

Address:

Facsimile No:

Email:

EXHIBIT A

Form of Note

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES.  THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM.  THE ISSUER OF THESE SECURITIES MAY REQUIRE EVIDENCE REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS NOTE HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA OR ANY OTHER STATE AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SUCH SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE OR SUCH PROVISIONS OF THE CORPORATIONS CODE OF ANY SUCH OTHER STATE.  THE RIGHTS OF THE HOLDER OF THIS NOTE ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

CONATUS PHARMACEUTICALS INC.

CONVERTIBLE PROMISSORY NOTE

$________________	________________, 2016

FOR VALUE RECEIVED, Conatus Pharmaceuticals Inc., a Delaware corporation (the “Company”), promises to pay to Novartis Pharma AG, a Swiss corporation or its registered assigns (“Investor”), in lawful money of the United States of America the principal sum of ____________________________ Dollars ($______________) (the “Issue Price”), or such lesser amount as shall be equal to the outstanding principal amount hereof, together with interest from the date of this Convertible Promissory Note (this “Note”) on the unpaid principal balance at a rate equal to 6% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. This Note is issued pursuant to that certain Investment Agreement dated December ___, 2016 by and among the Company and the Investor (the “Agreement”), and the Investor and the Company shall be bound by all the terms, conditions and provisions of the Agreement.  This Note is an unsecured obligation of the Company and unsubordinated general obligation of the Company and shall rank equally in right of payment with all of the Company’s other existing and future unsecured and unsubordinated debt.

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

18.Maturity; Payment.

18.1Maturity; Payment.

(a)Unless earlier converted into Conversion Shares pursuant to Section 2 of this Note, the outstanding principal and accrued but previously unpaid interest thereon shall become due and payable on December 31, 2019 (the “Maturity Date”).  All payments by the Company under this Note shall be applied first to the accrued interest due and payable hereunder and the remainder, if any, to the outstanding principal.

(b)Unless earlier converted into Conversion Shares pursuant to Section 2 of this Note, and upon expiration of the time periods specified in Section 2(b) of this Note, upon earlier of (A) the occurrence of a Change of Control prior to the Maturity Date or (B) or the termination of the Option, Collaboration and License Agreement between the Company and Investor (the “License Agreement”) in its entirety by Novartis pursuant to Section 12.2 or 12.5 of the License Agreement (a “License Agreement Termination”), an amount equal to the outstanding principal and accrued but previously unpaid interest thereon shall become due and payable.

(c)Payment of this Note shall be made at the offices of the Investor, or such other place as Investor shall have designated to the Company in writing, in lawful money of the United States of America, and shall be in full satisfaction of the Company’s obligations under this Note.

18.2Voluntary Prepayment.  The Company may prepay this Note in whole or in part, at any time prior to the Maturity Date after providing 5 Business Days prior written notice.  Prepayment shall be without any prepayment penalties and interest will no longer continue to accrue on any prepaid principal amounts after such prepayments.

19.Conversion.

19.1Optional Conversion at Election of Company.  Subject to the limitations set forth in Section 2(c) below, at any time prior to the Maturity Date, the Company may elect in its sole discretion to convert all or part of the outstanding principal and accrued but previously unpaid interest thereon into fully paid and non-assessable shares of Common Stock (the “Conversion Shares”).  The number of Conversion Shares to be issued upon such conversion shall be equal to the quotient obtained by dividing the outstanding principal and accrued but previously unpaid interest thereon which the Company elects to convert (such amount to applied first to accrued and unpaid interest, then to outstanding principal), as of the Conversion Date, by the Conversion Price, rounded down to the nearest whole share. The Investor acknowledges that any such election by the Company in accordance with this Section 2(a) shall be binding upon the Investor.

19.2Optional Conversion at Election of Investor.  Subject to the limitations set forth in Section 2(c) below, the Investor may elect in its sole discretion to convert all or part of the outstanding principal and accrued but previously unpaid interest thereon into Conversion

3

4

Shares upon any of (i) a Change of Control of the Company, or (ii) a License Agreement Termination.  The Company shall notify the Investor in writing at least 10 Business Days prior to the execution of any agreement providing for a Change of Control of the Company, which notice shall set forth all terms of such Change of Control.  If the Investor elects to exercise its option pursuant to this Section 2(b), it shall provide an Election Notice (as defined below) no later than 10 Business Days after receiving notice of a Change of Control or of a License Agreement Termination.

19.3Limitation on Issuance of Common Stock.  Notwithstanding anything contained herein to the contrary, if the aggregate number of Conversion Shares issued by the Company to the Investor pursuant to all Notes issued under the Agreement would exceed, in the aggregate, the lesser of (i) 19.0% of the Company’s outstanding shares of Common Stock on a fully-diluted basis on the date of the Agreement and (ii) 19.0% of the Company’s outstanding shares of Common Stock on a fully-diluted basis on any Conversion Date, then (A) only that amount of the outstanding principal on this Note and accrued but previously unpaid interest thereon that would not cause Investor and such Affiliates to exceed such ownership threshold shall be converted (as determined by Investor in its sole discretion) and (B) any remaining unconverted principal outstanding on this Note and accrued but previously unpaid interest thereon shall be repaid by the Company to Investor in immediately available funds.

19.4Conversion Procedure.

(a)Conversion.  The Company shall deliver a written notice to Investor of the Company’s election to convert the Note pursuant to Section 2(a) and the Investor shall deliver a written notice to the Company of the Investor’s election to convert the Note pursuant to Section 2(b), which notice shall state therein the amount of the unpaid principal amount of this Note to be converted (the “Election Notice”).  If this Note is converted pursuant to Section 2(a) or 2(b), the Investor agrees to deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) upon the occurrence of such conversion for cancellation, and within three trading days after the Conversion Date, (A) certificates evidencing that number of Conversion Shares to which Investor shall be entitled upon such conversion shall be transmitted by the Company’s transfer agent to the Investor by crediting the account of the Investor’s prime broker with The Depository Trust Company through its Deposit / Withdrawal at Custodian system if the Company is then a participant in such system and the shares are eligible for resale by the Investor without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery to the Investor with any required legends set forth in the Agreement, and (B) the Company shall issue to the Investor a new convertible promissory note, in the same form hereof, representing the balance of the principal amount not otherwise converted into Conversion Shares pursuant to the terms hereof.

(b)Upon conversion of this Note pursuant to Section 2(a) or 2(b), the Persons entitled to receive the Conversion Shares issuable upon such conversion shall be treated for all purposes as the record holder of such shares.

4

4

(c)Fractional Shares; Interest; Effect of Conversion.  No fractional shares shall be issued upon conversion of this Note.  Upon conversion of this Note in full, the Company shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation.

The entire unpaid principal of this Note and the interest then accrued on this Note shall become and be immediately due and payable, without any notice or demand of any kind or any presentment or protest, if any one of the following events (each an “Event of Default”) shall occur, whether voluntarily or involuntarily, or, without limitation, occurring or brought about by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any governmental body:

(a)If default shall be made in the payment of any installment of principal of any of the Notes, or of any installment of interest on any of the Notes, and if any such default shall remain unremedied for 15 days; or

(b)The Company or any of its subsidiaries fails to make any payment when due under the terms of any Indebtedness to be paid by such Person (excluding this Note but including any other Indebtedness of the Company to Investor) and such failure continues beyond any period of grace provided with respect thereto, or defaults in the observance or performance of any other agreement, term or condition contained in any such Indebtedness, and the effect of such failure or default is to cause Indebtedness in an aggregate amount of $2,000,000 or more to become due prior to its stated date of maturity; or

(c)A final judgment or order for the payment of money in excess of $1,000,000 is rendered against the Company or any of its subsidiaries and the same remains undischarged for a period of 30 days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of Company or any of its subsidiaries and such judgment, writ, or similar process is not released, stayed, vacated or otherwise dismissed within 30 days after issue or levy; or

(d)If the Company (i) makes a composition or an assignment for the benefit of creditors or trust mortgage, (ii) applies for, consents to, acquiesces in, files a petition seeking or admits (by answer, default or otherwise) the material allegations of a petition filed against it seeking the appointment of a trustee, receiver or liquidator, in bankruptcy or otherwise, of itself or of all or a substantial portion of its assets, or a reorganization, arrangement with creditors or other remedy, relief or adjudication available to or against a bankrupt, insolvent or debtor under any bankruptcy or insolvency law or any law affecting the rights of creditors generally, or (iii) admits in writing its inability to pay its debts generally as they become due; or

(e)If an order for relief shall have been entered by a bankruptcy court or if a decree, order or judgment shall have been entered adjudging the Company or any of its subsidiaries insolvent, or appointing a receiver, liquidator, custodian or trustee, in bankruptcy or otherwise, for it or for all or a substantial portion of its assets, or approving the winding-up or liquidation of its affairs on the grounds of insolvency or nonpayment of debts, and such order for

5

4

relief, decree, order or judgment shall remain undischarged or unstayed for a period of 60 days; or if any substantial part of the property of the Company or any of its subsidiaries is sequestered or attached and shall not be returned to the possession of the Company or such subsidiary or released from such attachment within 60 days.

Definitions

.  As used in this Note, the following capitalized terms have the following meanings:

(a)“Business Days” shall mean any day other than a Saturday, Sunday or a United States federal holiday.

(b)“Change of Control” shall mean (i) any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the outstanding voting securities of the Company having the right to vote for the election of members of the Board of Directors, (ii) any reorganization, merger or consolidation of the Company, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity or (iii) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company (excluding the License Agreement).

(c)“Common Stock” shall mean the Company’s common stock, par value $0.0001 per share.

(d)“Conversion Date” shall mean the date on which the Company or the Investor delivers an Election Notice.

(e)“Conversion Price” shall mean 120% of the 20-day trailing average closing price per share for the Common Stock, as reported on the Company’s trading market, based on the 20 trading days immediately prior to the Conversion Date.

(f)“Indebtedness” of any Person means and includes the aggregate amount of, without duplication (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services (other than accounts payable incurred in the ordinary course of business determined in accordance with generally accepted accounting principles), (iv) all obligations under capital leases of such Person, (v) all obligations or liabilities of others secured by a lien on any asset of such Person, whether or not such obligation or liability is assumed, (vi) all guaranties of such Person of the obligations of another Person, (vii) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement upon an event of default are limited to repossession or sale of such property), (viii) net exposure under any interest rate swap, currency

6

4

swap, forward, cap, floor or other similar contract that is not entered to in connection with a bona fide hedging operation that provides offsetting benefits to such Person, which agreements shall be marked to market on a current basis, and (ix) all reimbursement and other payment obligations, contingent or otherwise, in respect of letters of credit.

(g)“Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

(h)“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

(i)“Securities Act” shall mean the Securities Act of 1933, as amended.

4.Miscellaneous.

(a)Successors and Assigns.  The rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.  Each party will not assign this Note or any rights or obligations hereunder without the prior written consent of the other party; provided, however, that Investor may assign this Note to any of its affiliates and any such assignee may assign the Note to Investor or any other affiliate of Investor, in any such case, without such consent.

(b)Waiver and Amendment.  Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this Section 4(b) shall be binding upon the Investor (and of any securities into which this Note is convertible), and each future holder of all such securities and the Company.

(c)Notices.  All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed, emailed or delivered to, the receiving party at the address or facsimile number shown on the signature page of this Note or at such other address or facsimile number as such receiving party shall have most recently furnished in writing or by email to the sending party.  All such notices and communications will be deemed effectively given upon the earlier of (i) when received, (ii) when delivered personally, (iii) when sent by confirmed electronic mail or confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

(d)Usury.  In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

7

4

(e)Waivers.  The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

(f)Governing Law.  This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware, or of any other state.

(g)Waiver of Jury Trial; Judicial Reference.  By acceptance of this Note, Investor hereby agrees and the Company hereby agrees to waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note.

(h)Counterparts.  This Note may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Note.

[Signature Page Follows]

8

4

The Company has caused this Note to be issued as of the date first written above.

CONATUS PHARMACEUTICALS INC.
a Delaware corporation

By:

Name: Steven J. Mento, Ph.D.
Title: President & Chief Executive Officer

Address:16745 W. Bernardo Drive, Suite 200
San Diego, CA 92127

Facsimile No.:  +1 (858) 376-2680

ACKNOWLEDGED AND AGREED BY INVESTOR:

NOVARTIS PHARMA AG

By:

Name:

Title:

Address:

Facsimile No.:

Email:

By:

Name:

Title:

Address:

Facsimile No.:

Email:

10

4

Exhibit I:

Rat Carcinogenicity Study

[***]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11

4